Exhibit 10.10

Dated the 28th day of May 2024

SUN HUNG KAI REAL ESTATE

(SALES AND LEASING) AGENCY LIMITED

(Agent for the Owner)

AND

HWS SPA HOLDINGS LIMITED

LICENCE AGREEMENT

of

Shop No. A313 on Level 3 of the Commercial Accommodation

of the development at New Town Plaza (Phase III)

erected on Sha Tin Town Lot No.316

INDEX OF CONTENTS

	SECTION I - AGREEMENT	1
1.	Premises, Licence Period and Licence Fee	1

	SECTION II - LICENCE FEE AND OTHER CHARGES	2
2.1	Licence Fee and Other Charges	2
2.2	Service and Management Charges	2
2.3	Utility Charges and Deposits	3
2.4	Rates & Taxes	3
2.5	Promotion Levy	5
2.6	Interest and Legal Costs	5

	SECTION III - LICENSEE’S OBLIGATIONS	6
3.1	Compliance with Ordinances	6
3.2	To Fit Out Premises	6
3.3	To Keep the Interior in Good Repair	7
3.4	Replacement of Windows	7
3.5	(a) Installation of Telephone Cables	7
	(b) Electrical and Gas Installations	8
	(c) Air-conditioning System	8
	(d) Checking of Condition and Appliances	8
3.6	Sanitary and Water Apparatus	9
3.7	Cleaning of Drains, Air Filter/Extractor Units	9
3.8	Indemnity against Loss/Damage from Interior Defects	9
3.9	Contents	9
3.10	Protection from Typhoons	10
3.11	Entry by Licensor	10
3.12	To Execute Repairs on Receipt of Notice	10
3.13	Inform Licensor of Damage	11
3.14	Infestation	11
3.15	Damage to Building	11
3.16	To Comply with Government Lease	11
3.17	To Comply with Deed of Mutual Covenant, House Rules, General Rules, Car Park Rules and Club Rules	11
3.18	Viewing and Letting and Selling Notices	12
3.19	Contractors, Servants, Agents, Licensees, Visitors	12

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3.20	Load and Unload through Cargo Lift	12
3.21	Refuse and Garbage Removal	13
3.22	Window Cleaning	13
3.23	Conduct of Business	13
3.24	Yield Up the Said Premises and Handover	16
3.25	Indemnity and Insurance	17
3.26	Keep and Maintain Electricity and Water Supply Accounts	18
3.27	Security System	19
3.28	Adjacent Excavation or Shoring	19
3.29	Pipes And Conduits	19

	SECTION IV - LICENSOR’S OBLIGATIONS	19
4.1	Quiet Enjoyment	19
4.2	Government Rent	19

	SECTION V - RESTRICTIONS AND PROHIBITIONS	20
5.1	Installations and Alterations	20
5.2	Injury to Main Walls	23
5.3	Damage to Walls, Ceilings and Floors	23
5.4	Damage to Common Areas	23
5.5	Nuisance or Annoyance	23
5.6	Noise	24
5.7	Signs	24
5.8	User	25
5.9	Illegal or Immoral Use	26
5.10	Unlawful or Dangerous Goods	26
5.11	Obstructions	26
5.12	Prevention of Odours	27
5.13	Animals, Pets	27
5.14	Sub-licensing, Assigning	27
5.15	Breach of Government Lease or Deed of Mutual Covenant	28
5.16	Breach of Insurance Policy	28
5.17	Aerials	29
5.18	Air-conditioning	29
5.19	Use of Common Areas	29
5.20	Food Restriction	29
5.21	Locks	30
5.22	Sale Of Liquor	30

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	SECTION VI - EXCLUSIONS	30
6.1	(a) Common Services and Facilities	30
	(b) Electricity/Gas/Water Supply	30
	(c) Fire and Overflow of Water, Vermin	31
	(d) Non-enforcement	31
	(e) Security	31
	(f) Vehicles	31
6.2	Exemptions Extend to Licensor’s Agent and Manager	32
6.3	No Duty for Licensor to Insure	32
6.4	No Claim for Licensor’s Works	32

	SECTION VII - ABATEMENT OF LICENCE FEE	33
7.	Abatement	33

	SECTION VIII - DEFAULT	34
8.1	Default	34
8.2	Exercise of Rights	35
8.3	Acceptance of Licence Fee	35
8.4	Acts of Contractors, Guests, Servants, Agents, Licensees and Visitors	35

	SECTION IX - DEPOSIT	36
9.1	Deposit	36
9.2	Increase of Deposit	36
9.3	Repayment of Deposit	37
9.4	Deposit Not Licence Fee	37
9.5	Transfer of Deposit	37

	SECTION X - INTERPRETATION AND MISCELLANEOUS	38
10.1	Condonation Not a Waiver.	38
10.2	Definition of Common Areas and Common Services and Facilities	39
10.3	Name of Development	39
10.4	Introduction of Rules and Regulations	40
10.5	Service of Notices	40
10.6	No Fine	40
10.7	Exclusion of Warranties	40
10.8	Special Conditions	41
10.9	Joint and Several Liability	41

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10.10	Genders and Plurals	41
10.11	Marginal Notes, Headings and Index	41
10.12	Stamp Duty and Costs	42
10.13	Each Provision Independent and Severable	43
10.14	Licence Not Tenancy	43
10.15	Early Termination	43
10.16	Time	44
10.17	Governing Law	44
10.18	Description of Premises	44
10.19	Rights of Third Party	44

THE FIRST SCHEDULE

Part I	-	Particulars of the Licensor
Part II-	-	Particulars of the Licensee
Part III	-	Particulars of Premises
Part IV	-	Particulars of Licence Period
Part V	-	Particulars of Licence Fee
Part VI	-	Particulars of Service and Management Charges
Part VII	-	Particulars of Deposit
Part VIII	-	Business Hours
Part IX	-	Amount of Insurance
Part X	-	Promotion Levy

THE SECOND SCHEDULE - User

THE THIRD SCHEDULE - Special Conditions

THE FOURTH SCHEDULE - Exception and Reservations

SIGNATURES

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THIS LICENCE AGREEMENT	is made the 28th day of May Two Thousand and Twenty Four

Parties	BETWEEN the party named and described as Licensor in Part I of the First Schedule hereto (hereinafter referred to as “the Licensor”, which expression shall where the context admits include its successor(s) in title and assign(s) and any person(s) or company(ies) for the time being entitled to the immediate reversion expectant upon the term hereby created) of the one part and party named and described as Licensee in Part II of the First Schedule hereto (hereinafter referred to as “the Licensee”) of the other part.

WHEREBY IT IS AGREED as follows:-

SECTION I

AGREEMENT

Premises Licence Period Licence Fee	1.	In consideration of the licence fee and the Licensee’s covenants hereinafter reserved and contained, the Licensor gives the Licensee the right to occupy and use All Those the premises more particularly described in Part III of the First Schedule hereto (hereinafter referred to as “the said premises”) Together with the use in common with the Licensor and all others having the like right of such of the entrances staircases landings passages lifts escalators and air cooling and heating services (if any and whenever the same shall be operating) in and such other common areas and common services and facilities in the building of which the said premises form part (hereinafter referred to as “the said building”) insofar as the same are necessary for the proper use and enjoyment of the said premises (except insofar as the Licensor and/or the manager of the said building may from time to time restrict such use) for the licence period as specified in Part IV of the First Schedule hereto (hereinafter referred to as “the licence period”) EXCEPT AND RESERVED unto the Licensor and the manager of the said building and all persons authorized by the Licensor or the manager of the said building (i) all such rights and privileges as are reserved unto the Licensor and/or the manager of the said building under the Deed of Mutual Covenant and (if any) the Management Agreement of the said building (hereinafter referred to as “the Deed”, which expression shall also mean and include any and all such supplemental deed(s), supplemental agreement(s) and variation(s) and amendment(s) thereto) and (ii) such other rights and easements as specified in the Fourth Schedule hereto YIELDING AND PAYING therefor throughout the licence period the licence fee as set out in Part V of the First Schedule hereto and, if payable by the Licensee hereunder and as set out in Paid VI of the First Schedule hereto, the service and management charges and other charges (all of which are unless the context otherwise requires hereinafter included under the term “the licence fee”) which shall be paid together with all other outgoings incurred in respect of the said premises in advance clear of all deductions whatsoever (whether legal or equitable) by consecutive monthly payments on the first day of each calendar month the first and the last of such payments to be apportioned according to the number of days respectively in the first and the last month of the licence period as included in the licence period and the first of such payments shall be made upon the signing hereof. If the day on which the licence fee and other charges and (if any) rates fall due for payment under this Agreement is a public holiday, the relevant payment shall be deemed due and be payable on the preceding business day.

SECTION II

LICENCE FEE AND OTHER CHARGES

	2.	The Licensee hereby agrees with the Licensor as follows:-

Licence Fee and Other Charges	2.1	To pay the licence fee and other charges promptly on the days and in the manner hereinbefore provided for payment thereof and in banknotes or by bankers’ standing order or by direct debit if so demanded.

Service and Management Charges	2.2	(i)	If under this Agreement and as more particularly provided and stipulated in Part V of the First Schedule hereto the Licensee shall pay the service and management charges in respect of the said premises, to pay and discharge promptly on the days and in the manner hereinbefore provided for payment therefor and in banknotes or by bankers’ standing order or by direct debit if so demanded a fixed monthly sum as determined by the Licensor or the manager of the said building to be the Licensee’s share of the service and management charges payable in respect of the said premises. Such fixed monthly sum shall initially be in the amount as set out in Part VI of the First Schedule hereto. In the event of a deficiency occurring or seeming to the Licensor or the manager of the said building likely to occur, the Licensor or the manager of the said building shall be entitled to demand collect and recover from the Licensee such additional contributions as the Licensor or the manager of the said building may determine, or to carry forward (if any) any such deficiency to a later date for the purpose of revision of the rate of the aforesaid contribution by recouping the amount of such deficiency by including the same in the assessment. The assessment by the Licensor or the manager of the said building of the amount of deficiency and the amounts of additional contributions or charges shall be conclusive and binding on the Licensee. The Licensor or the manager of the said building shall also be entitled to increase the charges by reference to the increase of the operating costs of air-conditioning and/or management services.

		(ii)	If air-conditioning is provided by the Licensor and the Licensee shall require air-conditioning to be provided by the Licensor outside the normal business hours as specified in Part VIII of the First Schedule hereto, the Licensor shall be entitled to charge for such supply according to the cost therefor and such supply shall be subject to feasibility and prior reasonable notice of such request to the Licensor. The Licensee shall pay the cost of the additional air- conditioning on receipt of the demand note therefor which may be rendered weekly or at such other intervals as the Licensor may decide.

		(iii)	To pay the Licensor or (as the case may be) the manager of the said building forthwith upon demand the cost of affixing repairing or replacing as necessary the Licensee’s name in lettering to the directory boards (if any) at the said building.

Utility Charges and Deposits	2.3	To be solely responsible for and pay and discharge promptly all deposits and charges in respect of water, electricity, gas, telephone and any other utility as may be shown by or operated from the Licensee’s own metered supplies or by accounts rendered to the Licensee by the appropriate utility companies in respect of all such utilities consumed on or in or for the benefit of the said premises provided that if the Licensor has already paid for any of such deposits, the same shall be reimbursed by the Licensee to the Licensor upon demand.

Rates and Taxes	2.4	(i)	If under this Agreement and as more particularly provided and stipulated in Part V of the First Schedule hereto the Licensee shall pay the rates in respect of the said premises, to pay and discharge promptly all rates quarterly in advance within the months of January, April, July and October and to pay all taxes, assessments, duties, charges, impositions and outgoings of an annual or recurring nature now or hereafter to be assessed, imposed, levied or charged by the Government of the Hong Kong Special Administrative Region (hereinafter referred to as “the HKSAR”) or other lawful authority(ies) upon the said premises or upon the owner or occupier thereof (Property Tax excepted). Without prejudice to the generality of this sub-clause the Licensee shall pay all rates imposed on the said premises in the first place to the Licensor who shall settle the same with the Government of the HKSAR.

		(ii)	In the event that an assessment to rates in respect of the said premises shall be raised upon the Licensor direct the Licensor shall during the month immediately preceding any quarter in respect of which such rates may fall due be at liberty to debit the Licensee with and/or notify the Licensee of the amount thereof and the same shall forthwith be paid by the Licensee to the Licensor whereupon the Licensor shall account for the same to the Government of the HKSAR.

		(iii)	In the event that no valuation or assessment of rates of the said premises shall have been made in accordance with the Rating Ordinance (Cap. 116) or any statutory amendment or modification thereof for the time being in force the Licensee shall pay to the Licensor a sum equal to the rates which would be charged by the Government of the HKSAR on the basis of a rateable value equal to twelve (12) months’ licence fee payable by the Licensee on account of the Licensee’s liability under this Clause.

(iv)	If under this Agreement and as more particularly provided and stipulated in Part V of the First Schedule hereto the Licensee shall pay the Government rent in respect of the said premises, to pay and discharge the Government rent now or hereafter payable imposed levied or assessed in respect of the said premises. The Licensee shall unless the Licensor otherwise directs pay all such Government rent in the first place to the Licensor, who shall settle the same with the Government of the HKSAR and in the event of such licence fee not having been assessed the Licensee shall pay to the Licensor on account of the Licensee’s liability under this Clause a sum equivalent to rates payable on the annual licence fee or that of the first licence fee payable year (if the licence period runs hereunder more than one (1) year) on quarterly basis in advance, and any overpayment or underpayment by the Licensee shall be adjusted when such licence fee is assessed.

(v)	The Licensor shall be entitled to treat non-payment of any amount debited to the Licensee in accordance with the foregoing provisions of this Clause or any part thereof in all respects as non-payment of licence fee under this Agreement.

(vi)	If under this Agreement the Licensee is not obliged to pay the rates and/or Government rent in respect of the said premises, sub-clause (i) to (v) of this Clause and all other part(s) of this Agreement touching on the duty or liability on the part of the Licensee to pay the rates and/or Government rent of the said premises shall save as otherwise agreed and stipulated herein be of no effect whatsoever.

Promotion Levy	2.5	To pay to the Licensor punctually throughout the said licence period in advance the contribution towards the promotion levy in respect of the said premises the initial rate of which as set out in Part X of the First Schedule hereto subject to the following:-

(a) such contribution shall be paid by the Licensee to the Licensor in advance on the first day of each and every calendar month during the said licence period without any deduction, abatement, set off, counterclaim or reduction whatsoever;

(b) the Licensor and/or the manager of the said building shall have the sole right to, as in its/their absolute discretion deemed fit and subject to the budget thereof, decide the mode, theme and/or promotion target(s) and frequency of and the budget set for the promotional services and activities of the retail accommodation of the said building or (as the case may be) the said building and the facilities and activities thereof; and

(c) the Licensor and/or the manager of the said building shall be entitled from time to time to increase the said contribution towards the Promotion Levy payable by the Licensee hereunder if in the opinion of the Licensor and/or the manager of the said building there is or is likely to be an increase in the costs for the promotional services and activities, and such assessment of the increase shall in any event be conclusive and binding on the Licensee.

Interest and Legal Costs	2.6	Notwithstanding anything herein contained, the Licensor shall have the Costs right to charge by way of additional licence fee interest at the rate of 1.25% per month in respect of any payment(s) to be made by the Licensee to the Licensor under this Agreement which shall be more than fifteen (15) days in arrears (whether legally or formally demanded or not) and such interest shall be payable by the Licensee to the Licensor on demand calculated from the date upon which such payment(s) in arrears fell due (and not fifteen (15) days thereafter) until the date of actual payment Provided that the demand and/or receipt by the Licensor of interest pursuant to this provision shall be without prejudice to and shall not affect the right of the Licensor to exercise any other right or remedy hereof (including the right of re-entry) exercisable under the terms of this Agreement. The Licensor shall further be entitled to recover from the Licensee as a debt under this Agreement all expenses including fees paid to debt collectors appointed by the Licensor and all solicitors’ and/or counsel’s fees and court fees incurred by the Licensor for the purpose of recovering the licence fees in arrears and/or other moneys unpaid or any part thereof from the Licensee and fee paid to leasing agent(s) for re-letting of the said premises in the event of earlier termination of this Agreement as resulted from the Licensee’s breach of any term or condition hereof including but not limited to repudiation or anticipatory repudiation of this Agreement by the Licensee on a full indemnity basis together with such sum or sums as shall be determined by the Licensor as being collection charges for the additional work incurred by the Licensor and its staff and/or the manager of the said building (as the case may be) in recovering the said arrears and/or unpaid sums or any part thereof.

SECTION III

LICENSEE’S OBLIGATIONS

	3.	The Licensee hereby agrees with the Licensor as follows:-

Compliance with Ordinances	3.1	To observe, obey and comply with and to fully indemnify the Licensor against the breach by the Licensee of all ordinances, regulations, bye-laws, rules and requirements of any Governmental or other competent authority of the HKSAR relating to the use and occupation of the said premises by the Licensee or to any other act, deed, matter or thing done, permitted, suffered or omitted therein or thereon by the Licensee or any servant, employee, agent, licensee or visitor of the Licensee or occupier and to notify the Licensor forthwith in writing of any notice received from any statutory or public authority concerning or in respect of the said premises or any services supplied thereto or of a possible breach of this Clause.

To Fit Out Premises	3.2	Unless otherwise provided to the contrary herein, to fit out the shop front and the interior of the said premises in accordance with such plans and specifications (hereinafter called “the Fit Out Plans”) as shall have been first submitted to and approved in writing by the Licensor in good and proper workmanlike fashion using good quality materials and in all respects in a style and manner appropriate to a first class shopping centre and commercial complex to the satisfaction of the Licensor and to maintain the same in good repair and condition throughout the licence period. The Licensee will not cause or permit to be made any variation to the approved Fit Out Plans or to the interior design or layout of the said premises without any previous approval in writing of the Licensor. The Licensee shall comply with the provisions of this Agreement regarding installation and alterations in respect of such fitting out and shall employ only such competent contractor(s) as shall be approved in writing by the Licensor. The Licensee shall not carry out any fitting out work prior to the Licensor’s written approval of the Fit Out Plans and it shall be a condition precedent to the granting of any approval under this Clause that the Licensee shall reimburse to the Licensor any fees and/or costs as may be incurred by the Licensor for the said approval. Without prejudice to or affecting the generality of the provisions in this Clause, the Fit Out Plans shall:-

(a)	include detailed drawings, plans and specifications of the works to be carried out;

(b)	include schematic sketches showing the intended design and layout, material and colour scheme of the shopfront signage with the programme of work showing its duration and work progress;

(c)	include details of any proposed amendments, additions or alterations to any electrical mechanical or other building services and of all electrical installations which shall be connected to the electrical systems installed by the Licensor;

(d)	comply with all relevant Ordinances, regulations and bye-laws from time to time issued by the Government of the HKSAR; and

(e)	be submitted to the Licensor for approval prior to commencement of any fitting out work and the Licensor will consider and may in its absolute discretion accept or reject the same or any part thereof within fourteen (14) days after submission.

If the Licensee wishes to adopt an open shopfront design, then, subject to the prior written approval by the Licensor, the Licensee is allowed to remove the glass shopfront/glass door and replace with the roller shutter. However, the Licensee shall reinstate the said premises and restore the glass shopfront/glass door upon delivery of vacant possession of the said premises to the Licensor at the expiration or sooner determination of this Agreement.

To Keep the Interior in Good Repair	3.3	To keep and maintain at the expense of the Licensee all the interior parts of the said premises including the flooring and interior plaster or other finishing, material or rendering to walls, floors and ceilings and (if any) the Licensor’s fixtures, fittings and furnishings therein and all additions thereto including (without limitation) all doors, windows, window frames, electrical, plumbing and other installations and wiring, piping, conduits, light fittings, suspended ceilings, fire alarm system, fire fighting equipment and apparatus and air-conditioning ducting and all waste, drain, water and other pipes and sanitary apparatus and fittings therein and all painting, papering and decoration thereof in good, clean, tenantable, substantial and proper repair and condition (fair wear and tear excepted) and as may be appropriate from time to time properly painted and decorated and so to maintain the same at the expense of the Licensee and to deliver up the same to the Licensor at the expiration or sooner determination of the licence period in like condition.

Replacement of Windows	3.4	To reimburse to the Licensor on demand the cost of replacing all broken and damaged windows and glass of the said premises whether or not the same be broken or damaged by the negligence of the Licensee.

Installation of Telephone Cables	3.5	(a)	To make his own arrangements with the relevant company(ies) with regard to the installation of telephones and other communication systems in the said premises, but the installation of telephone lines and communication lines outside the said premises must be in accordance with the directions given by the Licensor and/or the manager of the said building.

Electrical and GAS Installations	(b)	To repair or replace if so required by the appropriate utility company, authority or statutory undertaker as the case may be under the terms of the Electricity Ordinance (Cap. 406) or any other Ordinance or Ordinances or any statutory modification or reenactment thereof or any Orders in Council or Regulations made thereunder or if the same become dangerous or unsafe all the electrical and gas wiring, piping, installations, telephone lines, computer set-up and fittings within the said premises and the wiring and piping from the Licensee’s meter or meters to the said premises and to give notice in writing to the Licensor when any electrical and/or gas wiring, piping, installation, telephone lines, computer set-up or fitting of the said premises shall become dangerous or unsafe and the Licensee shall use only a contractor approved in writing by the Licensor for the purposes of the said repair or replacement. The Licensee shall permit the Licensor or its authorised representatives or servants or agents to test the Licensee’s electrical and/or gas wiring, piping, installations, telephone lines, computer set-up and fittings in the said premises at any time upon request being made. The Licensee shall fully indemnify the Licensor and hold it harmless against any cost, claim, damage or proceedings resulting from or attributable to any malfunctioning or disrepair of the electrical and/or gas wiring, piping, installations or telephone lines, computer set-up or fittings or apparatus in or belonging to the said premises.

Air-conditioning System	(c)	Where any plant machinery or equipment for cooling ventilation or circulating air is installed in or about the said premises (whether by the Licensor or the Licensee) the Licensee will regulate the same to ensure that the air-conditioning plant is employed to best advantage in the conditions from time to time prevailing and without prejudice to the generality of the foregoing will operate and maintain such air-conditioning plant machinery and equipment within the said premises as the Licensor may reasonably determine to ensure a reasonably uniform standard of air cooling or ventilation throughout the said building.

Checking of Condition and Appliances	(d)	To permit the Licensor and/or the Licensor’s authorised representatives or servants or agents as shall be specified from time to time by the Licensor at any time during the licence period to enter the said premises to check the state of repair and condition of the said premises and the air-conditioning system (if any), the furnishings and the appliances on or within the said premises.

Sanitary and Water Apparatus	3.6	To maintain at the expenses of the Licensee all toilets and the sanitary and water apparatus in the said premises (if any) or used exclusively by the Licensee its agents servants employees workmen or visitors in a good, clean and tenantable manner and in proper repair and condition at all times during the licence period to the satisfaction of the Licensor and in accordance with the regulations or bye-laws of all Public Health and other Government authorities concerned.

Cleaning of Drains, Air Filter/Extractor Units	3.7	To pay to the Licensor on demand all costs incurred by the Licensor in cleaning, clearing, repairing or replacing any of the drains, pipes or sanitary or plumbing or air filtering and extracting apparatus in the said building that become choked or stopped up owing to the careless or improper use or neglect by the Licensee or any servant, employee, agent, contractor, invitee, visitor or licensee of the Licensee and to fully indemnify the Licensor against any cost, claim or damage caused thereby or arising therefrom.

Indemnity against Loss/Damage from Interior Defects	3.8	To be wholly responsible for and to fully indemnify the Licensor against any loss, damage or injury caused to any person whomsoever or to any property whatsoever whether directly or indirectly through the defective or damaged condition or operation of any part of the interior of the said premises or any part of the fire fighting equipment or apparatus or any furniture or fixtures or fittings or furnishings or plumbing, electrical, computer or other installations or telephone lines or wiring or piping therein the repair of which the Licensee is responsible for hereunder or through or in any way caused by or owing to the spread of fire or smoke or fumes or the leakage or overflow of water of whatsoever origin including storm or rain water from the said premises or any part thereof or through the act, default or neglect of the Licensee, its servants, employees, agents, licensees or contractors and to keep the Licensor fully indemnified against all costs, claims, demands, actions and legal proceedings whatsoever made upon the Licensor by any person in respect of any loss, damage or injury as aforesaid and all costs and expenses incidental thereto.

Contents	3.9	To be wholly responsible for and (if applicable) to fully indemnify the Licensor against any loss or damage to property within the said premises including without limitation all the furnishings therein.

Protection from Typhoons	3.10	To take all necessary and appropriate precautions to protect the interior of the said premises against damage by storm, rainfall, typhoon or the like threats and in particular to ensure that all exterior doors and windows are securely fastened upon the threat of such adverse weather conditions.

Entry by Licensor	3.11	To permit the Licensor and the manager of the said building and all persons authorised by them with or without workmen or appliances at all reasonable times and upon reasonable prior notice to enter and view the state of repair and condition of the said premises, to take inventories of the Licensor’s fixtures and fittings therein and the furnishings, to test the electric wiring, to read the meters and to carry out any works, repairs or maintenance which require to be done to the said premises, the common areas, the common services and facilities or any other part or parts of the said building and to remedy any breach of the Licensee’s covenants in this Agreement and to carry out any work or repair required to be done by the Licensee hereunder, which the Licensee will have failed to do despite notice having first been given to the Licensee by the Licensor causing as little nuisance, annoyance or inconvenience to the Licensee and/or the occupiers of the said premises as possible Provided that in the event of an emergency the Licensor, its authorised representatives or servants or agents may enter without notice and forcibly if need be.

To Execute Repairs on Receipt of Notice	3.12	To make good all defects and wants of repair to the said premises for which the Licensee may be liable within the span of fourteen (14) days from the receipt of written notice from the Licensor or its authorised representatives to repair and make good the same, and if the Licensee shall fail to execute such works or repairs as aforementioned, to permit the Licensor or its authorised representatives or servants or agents to enter upon the said premises and forcibly if need be and execute the same at the sole expense of the Licensee and the costs and expenses thereof shall be a debt due from the Licensee to the Licensor and be recoverable forthwith by action.

Inform Licensor of Damage	3.13	To give notice in writing to the Licensor or its representative or agent of any damage that may be caused to the said premises or to persons thereupon and of any defects in the furnishings, the fire fighting equipment and apparatus, the water pipes, gas pipes, plumbing, telephone lines, electrical or other installations or wiring or piping or other fittings, fixtures and fittings or facilities provided by the Licensor within seven days from the Licensee becoming aware of any such damage or defect.

Infestation	3.14	At the Licensee’s expense to take all such steps and precautions as shall be required by the Licensor to prevent the said premises or any part thereof from becoming infested by termites, rats, mice, roaches or any other pests or vermin. The Licensee shall employ at the Licensee’s own cost and expense such pest extermination contractors as the Licensor may approve and at such intervals as the Licensor may direct.

Damage to Building	3.15	To pay to or reimburse to the Licensor the costs of repairing any part of the said building or the common areas or any of the common services and facilities installed therein that may be damaged by reason of any act, default, neglect or omission on the part of the Licensee, its agents, servants, employees, contractors, visitors or licensees.

To Comply with Government Lease	3.16	To observe, obey and comply with and to keep the Licensor fully indemnified against any breach by the Licensee or any contractor, servant, employee, visitor, agent or licensee of the Licensee of the terms, conditions and covenants of the Government Lease or (as the case may be) Leases or other grant or grants under which the land(s) on which the said building is erected is/are held from the Government (hereinafter referred to as “the said Lot”) and of the provision as regards the user of the said premises as contained in the relevant part(s) of the Occupation Permit issued in respect of the said building.

To Comply with Deed of Mutual Covenant, House Rules, General Rules, Car Park Rules and Club Rules	3.17	To observe, obey and comply with and to keep the Licensor fully indemnified against any breach by the Licensee or any contractor, servant, employee, visitor, agent or licensee of the Licensee of all the terms, conditions, provisions and covenants of the Deed (if any) and such house rules, general rules, car park rules and club rules as may from time to time be made by the manager of the said building, and, if there is the Deed, in accordance with the provisions of the Deed.

Viewing and Letting and Selling Notices	3.18	To allow at all reasonable times within three (3) calendar months immediately preceding the expiration or sooner determination of the licence period prospective licensees tenants or purchasers or occupiers to inspect and view the said premises and allow the Licensor to maintain affix and exhibit without interference upon any external part or parts of the said premises or where the Licensor shall think fit a notice or notices indicating that the said premises are to become vacant and available for selling or letting and such other information in connection therewith as the Licensor shall reasonably require which notice or notices the Licensee shall not remove or conceal.

Contractors, Servants, Agents, Licensees, Visitors	3.19	To be responsible and liable to the Licensor for the acts, neglects, omissions and defaults of all contractors, servants, employees, agents, licensees, visitors and, if the Licensee is an individual, family member(s) of the Licensee or occupier of the said premises as if they were the acts, neglects, omissions and defaults of the Licensee itself and to fully indemnify the Licensor against all costs, claims, demands, expenses or liabilities to any third party in connection therewith and for the purposes of this Agreement “licensee” shall include any person present in, using or visiting the said premises with the consent of the Licensee, express or implied.

Load and unload through Cargo Lift	3.20	To load and unload goods and effects only at such times during daylight hours and through such cargo (or service) lifts and entrances and at such areas in the said building as may from time to time be designated by the Licensor or the manager of the said building, and in particular to give to the Licensor and the manager of the said building at least twenty four hours’ advance notice of the movement of furniture or large objects or large quantities of goods and effects of the Licensee.

Refuse and Garbage Removal	3.21	To be responsible for the disposal or removal of garbage, rubbish and refuse from the said premises to such places as may be designated by the Licensor or the manager of the said building and not to dispose of or discharge or permit or suffer to be disposed of or discharged any garbage, rubbish or refuse in any other part or parts of the said building and to use only that type of refuse bag or container as may be specified by the Licensor or the manager of the said building from time to time and shall keep the Licensor fully and effectually indemnified against any cost, claim, proceeding, loss, damage or injury caused to any person whomsoever or any property whatsoever whether directly or indirectly as a result of or due to the accumulation of such garbage, rubbish or refuse of the Licensee in or at the said premises or the said building. If removal of wet garbage from the said premises is necessary, any extra fee to be charged by the Government shall be borne and paid by the Licensee absolutely.

Window Cleaning	3.22	To keep all external windows lights at all times in a clean and sanitary state and conditions and for the better observance hereof the Licensee shall at his own expense employ as cleaners only such person(s) or firm(s) approved by the Licensor.

Conductor Business	3.23	To furnish first class service to patrons and customers and not to conduct the business of the Licensee in such manner as to prejudice the goodwill and reputation of the Mall (as hereinafter defined) as a first-class shopping and commercial centre and in particular but without limiting the generality of the foregoing

(i)	To keep the said premises open for business at all times of the year during the normal business hours set forth in Part VIII of the First Schedule hereto and any suspension of the Licensee’s business for a period of more than three (3) consecutive days without the Licensor’s consent shall constitute a material breach of this provision entitling the Licensor to determine this Agreement.

(ii)	To install and at all times to maintain the interior design of the said premises and displays of merchandise in the display of shopfront windows or showcases of the said premises to a standard and of a composition appropriate to a first-class shopping centre to the satisfaction of the Licensor, and to alter any window or other display of goods or merchandise in or at the said premises immediately upon notice by the Licensor that such display will in the opinion of the Licensor prejudice the reputation or standing of the said building.

(iii)	To at its expenses keep lit any shopfront windows windows and showcases together with the shop signs of the said premises during the normal business hours of the Mall (as hereinafter defined) set forth in Part VIII of the First Schedule hereto and the Licensee shall install a timer to control the lighting at its own cost in order to minimize inconvenience/darkness to the neighbouring. Notwithstanding anything herein contained, the Licensee shall keep lit the shopfront windows facing and/or abutting the landscape plazas, the central access spine, the sheltered circular entrance and the atrium for so long as there is public transport serving the said Lot or its vicinity.

(iv)	Not to at any time during the term of this Agreement cause or permit or suffer the area under the fire shutters, the fire shutters, smoke detectors and smoke extraction ducts and outlets installed in the said premises to be obstructed or altered or prevented from operation in any way whatsoever and the design and layout of the said premises shall be in such manner so as not to be in breach of this provision.

(v)	To display in the shopfront windows and showcases merchandise of a quality and in a manner and design appropriate to a first class commercial complex, and shall not, unless required by the Fire Service Department or permitted by the Licensor in writing, cause any obstruction of view along the shopfronts and not to install storeroom or changing room/blinds or the like along the shopfront area so as to block or cover the same.

(vi)	The dimension, design, material and colour scheme of the shopfront, signage and logo must be submitted to the Licensor for prior approval.

(vii)	To offer for sale or display within any display window forming part of the said premises only the goods belonging to or forming part of the stock-in-trade of the Licensee or advertising matter relating thereto or to the trade or business of the Licensee and not to offer for sale or display the goods of others or any advertising matter relating to the goods or services of others.

(viii)	Not to affix or post or permit to be affixed or posted to or on the internal or external faces of the glass forming part of the display windows or entrance doors of the said premises any sign notice or exhibit of any nature other than such customary sign indicating the conduct of trade by way of the services of established credit card companies which signs shall in any event be discreetly displayed so as not to obstruct the viewing of merchandise displayed within the interior of the said premises.

(ix)	Not to conduct any auction or closing down or similar sales or utilise any unethical business practice provided that this provision shall not preclude the conduct of genuine periodic seasonal or promotional sales.

(x)	Not to carry out or allow to be carried out any touting for business outside the said premises at any time.

(xi)	Not to put outside the said premises any directory or display stand.

(xii)	Not to place any posters, banners or advertising signs inside or outside the curtain wall along the perimeter of the said building.

(xiii)	Not to use any area in front of the shopfront of the said premises for :-

(1)	placing any cooking utensils, tables and/or chairs to carry on the intended business as stated herein or other business;

(2)	storage of goods, merchandise, furniture whether on a temporary or permanent basis;

(3)	cleaning, washing or rinsing of cooking and serving utensils and cutlery; and

(4)	any kind of food preparation,

(xiv)	Not to use the said premises for manufacture of goods or merchandise or for the storage of goods or merchandise other than stock or materials in quantities reasonably required in connection with and consistent with the Licensee’s trade or business carried on therein by way of samples and exhibits.

(xv)	To maintain at all times on the said premises on adequate stock of merchandise for sale.

(xvi)	To maintain and repair all mechanical and/or electrical service (as examples, escalators, lifts or air-side) within and/or outside the said premises which are for the Licensee’s exclusive use.

Yield Up the Said Premises and Handover	3.24	(a)	To quietly yield up and deliver the said premises together with the furnishings and all fixtures, fittings and additions therein and thereto at the expiration or sooner determination of this Agreement in good, clean and tenantable repair and condition (fair wear and tear excepted) in accordance with its covenants to repair herein contained notwithstanding any rule of law or equity to the contrary PROVIDED THAT all personal properties and effects, alterations, decorations, partitions, fixtures, fittings and additions therein and thereto of the Licensee or occupier of the said premises shall notwithstanding that the Licensor’s consent for the same may have been obtained or given or deemed to have been given if so required at the sole discretion of the Licensor be removed by and at the sole cost and expense of the Licensee at the expiration or sooner determination of this Agreement and the Licensee shall make good and repair in a proper and workmanlike manner all damage to the said premises the said building and the Licensor’s fixtures and fittings and the furnishings in the said premises caused by such removal and reinstate the whole or part of the said premises to the condition as they were in at the commencement of the licence period AND thereupon to surrender to the Licensor or its agent all keys giving access to all parts of the said premises held by the Licensee and at the Licensee’s expense to remove from the doors of the said premises and the directory boards of the said building (if any) all lettering and characters and to make good any damage caused by such removal Provided that if the Licensee fails to remove its personal properties and effects as left in the said premises (hereinafter referred to as “the abandoned items”) the Licensor shall be entitled to give notice in writing to the Licensee to demand the Licensee to remove the abandoned items within three (3) days from the date of the said notice, failing which the Licensor shall be entitled to remove the abandoned items from the said premises without incurring any liability whatsoever to the Licensee therefor but at the costs and expenses of the Licensee to be reimbursed by the Licensee to the Licensor forthwith upon demand or to be recovered by the Licensor from the Licensee as a debt hereunder payable AND thereafter the Licensor may by further notice in writing to the Licensee to demand the Licensee to collect the abandoned items in the manner as may be stated in the said notice but upon full payment of the aforesaid costs and expenses and such further or other costs and expenses which may then have been incurred (including but not limited to storage charges or fees) within three (3) days from the date of the said further notice, failing which the Licensor shall be absolutely entitled to dispose of, sell, give away or otherwise deal with the abandoned items as it shall in its sole discretion see fit and the Licensee shall be deemed to have abandoned its right of ownership of the abandoned items and the right to re-claim the same and/or to claim against and recover from the Licensor any proceeds of sale of the abandoned items if sold by or through or by the order of the Licensor and the Licensee shall indemnify and keep the Licensor indemnified fully against all such demand, claim, proceedings and costs made and brought against the Licensor by any third party(ies) in connection with and/or for the re-claim or recovery of the abandoned items or any part(s) thereof or any proceeds from sale of the same or any part(s) thereof.

		(b)	Notwithstanding anything contained herein, at the expiration or sooner determination of this Agreement the Licensor is absolutely entitled to at its sole discretion request for the retention of and retain all or any such furnishings, fixtures, fittings, additions, alterations, decorations, partitions and improvements installed erected or introduced in and to the said premises or any part(s) thereof for which the Licensor’s consent may have been obtained or given or deemed to have been given but without payment of any compensation for the same to the Licensee.

Indemnity and Insurance	3.25	(a)	To effect and maintain at all times during the licence period comprehensive insurance cover to the satisfaction of the Licensor in respect of the following :-

(i)	Third Party

In respect of liability for loss injury or damage to any person or property whatsoever caused through or by any act default or neglect of the Licensee which might give rise to a claim for indemnity pursuant to Clause 3.8 (or, as in case of re-arrangement of clauses, such clause with margin note stating “Indemnity against Loss/Damage from Interior Defects”) hereof. The policy of insurance shall be endorsed to show the Licensor as the owner of the said premises and shall be in such amount(s) as set out in Part IX of the First Schedule hereto or in such amount as the Licensor may from time to time reasonably require and such insurance policy shall contain a clause to the effect that the insurance cover thereby effected and the terms and conditions thereof shall not be cancelled modified or restricted without the prior consent of the Licensor.

(ii)	Glass

All glass now or hereafter on or in the said premises for its full replacement value.

(iii)	Water Damage

Against damage to stock fixtures and fittings for the full insurable value occurring in respect of the use or misuse of the fire sprinkler system installed within the said premises or the incursion of water therein.

(iv)	Licensee’s Fittings and Stock

The Licensee’s fittings stock and equipment within the said premises against fire and extraneous perils for their full replacement value.

		(b)	To pay the premium in respect of any policies effected pursuant to this Clause upon the due date and whenever so required by the Licensor to produce to the Licensor a certified copy of such policies of insurance and the receipts for the last premium paid and certificates from the insurance companies that the policies of insurance are in all respects valid and subsisting and in the event of failure to do so the Licensor may effect such insurance either in its sole name or in the joint names of the Licensor and the Licensee (as the Licensor may in its discretion decide) and in such event to reimburse the Licensor on demand all costs and expenses thereby incurred by the Licensor.

Keep and Maintain Electricity and Water Supply Accounts	3.26	To keep and maintain at the Licensee’s sole cost and expense electricity and water supply account with the relevant power and supply companies for the supply of electricity and water to the said premises throughout the licence period. In the event of the Licensee applying for disconnection of any of such supply or termination of any of such accounts at the expiration or sooner termination of this Agreement, the Licensee shall give to the Licensor sufficient prior notice in writing to enable the Licensor to make arrangement for the transfer of the said account. In the event that the supply of electricity and/or water to the said premises is disconnected without the said prior notice to the Licensor, the Licensee shall bear all costs and expenses whatsoever incurred by the Licensor of and incidental to the re-connection of such supply to the said premises and all such costs and expenses shall either be deducted by the Licensor (and the Licensee hereby expressly authorizes the Licensor so to do) from the deposit paid by the Licensee hereunder or be recoverable from the Licensee by the Licensor as a debt.

Security System	3.27	To ensure that its own security system within and at the entrance of the said premises is at all times compatible with and linked up to the security system for the said building (if any) provided and operated by the Licensor or the manager of the said building, and to employ at his own expense such person(s) or such firm(s) as may be approved by the Licensor as security guard(s).

Adjacent Excavation or Shoring	3.28	If any excavation or other building works shall be made or authorised in the vicinity of the said building, the Licensee shall permit the Licensor its servants or agents to enter the said premises to do such work as may be deemed necessary to preserve the exterior walls of the said building from injury or damage without any claim for damages or indemnity against the Licensor.

Pipes And Conduits	3.29	To permit the Licensor to erect use and maintain pipes and conduits in and through the said premises. The Licensor or its agents shall have the right to enter the said premises at all reasonable times to examine the same Provided that the permission to the Licensor to use such pipes and conduits shall extend to the use of such pipes and conduits by the Licensor’s authorised Licensees and licensees, as the case may be.

SECTION IV

LICENSOR’S OBLIGATIONS

	4.	The Licensor hereby agrees with the Licensee as follows :-

Quiet Enjoyment	4.1	That the Licensee duly paying the licence fee and all other charges hereby agreed to be paid on the days and in the manner herein provided for payment of the same and observing and performing the agreements, stipulations, terms, obligations and conditions herein contained and on the Licensee’s part to be observed and performed shall peacefully occupy and use the said premises during the licence period.

Government Rent	4.2	To pay the rates and Government Rent and the Property Tax payable in respect of the said premises.

SECTION V

RESTRICTIONS AND PROHIBITIONS

	5.	The Licensee hereby agrees with the Licensor as follows :-

Installations and Alterations	5.1	(a)	Not without the previous written consent of the Licensor to erect, install, alter, affix, attach or build or permit or suffer to be erected, installed, altered, affixed, attached or built any fixtures and fittings, partitionings, architectural features, air-conditioning units or plants, radio or television aerials or other erections or fixtures and fittings or equipment or installations of any kind in the said premises or the said building or upon the roofs or through the windows or external walls thereof or any other part or parts thereof or without the like consent to make or permit or suffer to be made installations in or alterations or additions to the sprinkler system or any other fire protection or fire fighting system, equipment or apparatus or security system, equipment or apparatus, electrical/gas wiring/piping, air-conditioning ducting, lighting, fixtures and fittings or other Licensor’s fixtures and fittings or the furnishings or installations or to install or place or permit or suffer to be installed or placed any safe, equipment, furniture, plant, object, goods, apparatus or machinery which may impose a weight on any part of the flooring in excess of that for which it is designed or which requires any additional electrical/gas mains/ wiring/piping or which may consume electricity/gas not metered through the Licensee’s separate meter. In the event of breach of this covenant, the Licensee shall keep the Licensor fully indemnified against all loss, damages, claims and demands as a result thereof and shall make good any damage caused thereby to that part of the said building or any fixtures and fittings therein provided that the indemnification and the making good of such damage as aforesaid shall be without prejudice to any further right competent to the Licensor by virtue of such breach. For the avoidance of doubt, the Licensee shall comply with the directions and instructions of the Licensor regarding installation of all permitted erections fixtures and fittings equipment and shall at its own expense be responsible for their periodic inspection, maintenance and repair and for the replacement of defective wiring and parts and the Licensee shall be strictly liable for any damage caused by the installation, operation, defect or removal of the same.

(b)	Not to make or permit or suffer to be made any alterations in or additions to the mechanical or electrical installations in the said building nor to overload or permit or suffer to be overloaded the lifts or the electrical circuits within the said building nor to place or transport or install or use or permit or suffer to be placed or transported or installed or used any equipment, apparatus or machinery which may exceed the loading of the lifts or the electrical installations or the electrical main or wiring in the said building or which may consume electricity not metered through the Licensee’s separate meter.

(c)	Not to make or permit or suffer to be made any alterations to any installation or fixture so as to affect or be likely to affect the supply of water, electricity or other utility or service to or in the said building.

(d)	Not to make or permit or suffer to be made any external or structural alteration or other alteration or addition whatsoever to the said building or to the existing design or external appearance of the facade or elevations of the said building or the common areas or the common services and facilities thereof.

(e)

Not without the prior written consent of the Licensor which may be granted or withheld or granted subject to conditions imposed at its absolute discretion to erect or install or alter or affix or attach or build or permit or suffer to be erected, installed, altered, affixed, attached or built any fixtures and fittings, partitions, doors, gates, metal grilles, shutters or any other erection or structure or installation whatsoever whether of a temporary or permanent nature in the said premises or in or at the doorway or entrance or staircase or roof in or on or to the said premises or the said building or at any of the fire exits therefrom or erect any such fixture or partition or door or gate or metal grille or shutter or alter or obstruct the position of any smoke lobby doors or fire escape means of the said building or any other fire protection or fire fighting systems equipment or apparatus that might in any way contravene the laws, bye-laws or regulations from time to time in force of the Fire Services Department or other competent authority concerned, nor in any other respect to contravene the same.

(f)	Any work hereunder for which the Licensor’s written consent shall have been first had and obtained shall be carried out and completed at the Licensee’s risk solely and shall in all respects fully comply with the Buildings Ordinance and any regulations thereunder and in carrying out any approved work hereunder the Licensee shall and shall cause its servants, employees, agents, contractors and workmen to cooperate fully with the Licensor and all authorised representatives, servants, employees, agents, contractors and workmen of the Licensor and with other tenants or contractors carrying out any work in the said building. The Licensee, its servants, employees, agents, contractors and workmen shall obey and comply with all instructions and directions which may be given by the Licensor and its authorised representatives and the manager of the said building in connection with the carrying out of such work.

(g)	In carrying out any work to the mechanical and electrical installations and/or wirings and/or the sprinkler systems and/or the fire protection and fire fighting systems, equipment and apparatus and/or the security systems, equipment and apparatus which has been previously approved by the Licensor, the Licensee shall use only a contractor approved in writing for the purpose by the Licensor at the expense of the Licensee and in such manner as the Licensor shall in its absolute discretion think fit and the Licensee shall also be solely responsible for all electricity and other charges thereby incurred.

(h)	The Licensee shall if required by the Licensor pay on demand all costs, charges and expenses (including legal costs and fees payable to architects, engineers and surveyors) which may be reasonably incurred by the Licensor in connection with any licence or consent granted for the work under this Clause.

Injury to Main Walls	5.2	Not to cut, maim, injure, drill into, mark or deface or permit or suffer to be cut, maimed, injured, drilled into, marked or defaced any doors, windows, window frames, walls, beams, ceilings, structural members or any part of the fabric of the said premises or any of the plumbing or sanitary or air-conditioning or water-heating apparatus or installation included therein or the fixtures and fittings in the said premises or the said building.

Damage to Walls, Ceilings and Floors	5.3	Not without the consent of the Licensor (which consent the Licensor shall not unreasonably withhold) to drive or insert or permit or suffer to be driven or inserted any nails, screws, hooks, brackets or similar articles into the ceilings, walls or floors of the said premises nor without the previous written consent of the Licensor to lay or use or permit or suffer to be laid or used any floor covering or do or permit or suffer to be done any other act or thing which may damage or penetrate the existing flooring, floor screed or slabs of the said premises or the said building.

Damage to Common Areas	5.4	Not to damage, injure or deface or permit or suffer to be damaged, injured or defaced any part of the structure, fabric or decorative features of the common areas and the common services and facilities including any stairs, gates, fences, hedges, trees, plants or shrubs therein or thereabout.

Nuisance or Annoyance	5.5	Not to do or permit or suffer to be done any act or thing which may be or become a nuisance or annoyance to the Licensor or to the Licensees or occupiers of other premises in the said building or in any adjoining or neighbouring premises or which may in any way interfere with or affect or which is likely to interfere with or affect the management and the maintenance of the said Lot and the said building and it is agreed that a persistent breach by the Licensee of the terms of this Clause after warning in writing has been given by the Licensor to the Licensee shall amount to a breach of this Agreement justifying the Licensor exercising its rights to terminate this Agreement.

Noise	5.6	Not to cause or produce or permit or suffer to be produced at any time in the said premises any music or noise or vibration (including sound produced by broadcasting from radio, television or any apparatus or equipment capable of producing and reproducing sound) so as to be audible outside the said premises or any vibration or resonance or other form of disturbance nor to emit transmit or receive any microwaves by any unlicensed means of telecommunication or in any manner in contravention of the Telecommunications Ordinance (Chapter 106) or in interference with the use and enjoyment of broadcasting from radio or television of other owners, Licensees or occupiers of adjacent or neighbouring premises or to do or cause or permit or suffer to be done any other acts or things in or on the said premises which is or are or may be or become a nuisance or annoyance to the owners, Licensees or occupiers of adjacent or neighbouring premises or give rise to a cause for reasonable complaint and it is agreed that a persistent breach by the Licensee of the terms of this Clause after warning in writing has been given by the Licensor to the Licensee shall amount to a breach of this Agreement justifying the Licensor exercising its rights to terminate this Agreement.

Signs	5.7	(a)	Not to affix anything or paint or make any alteration to the exterior of the said premises and not to paint or exhibit or affix or display or permit or suffer to be painted or exhibited or affixed or displayed outside the said premises any signboard, sign, decoration, advertising matter or other device whether illuminated or not nor to affix any writing, sign, signboard, decoration, advertising matter or other device in, at or above any part or parts of the common areas of the said building and the Licensor and/or the manager of the said building and their agents shall have the right to remove the same at the expense of the Licensee.

		(b)	Not to paint or exhibit or affix or display or permit or suffer to be painted or exhibited or affixed or displayed within the said premises or any part thereof so as to be visible from outside the said premises any signboard, stand, sign, banner, decorations, advertising matters or other device, whether illuminated or not, which are arousing, illegal, offensive and morally corrupting or may constitute or amount and/or give rise to criminal offence(s) and/or be a subject of civil litigation(s) and/or (in the opinion of the Licensor and/or its agent and/or the manager of the said building) affect the image of the shopping centre or arcade of which the said premises form part and the Licensor and/or the manager of the said building and their agents shall have the right to remove the same at the expense of the Licensee after demand in writing having been given to the Licensee to remove the same.

		(c)	Notwithstanding the provisions hereinabove of this Clause, the Licensee may, subject to the Licensor’s approval in writing, have its name and business displayed in lettering and/or characters to a design and standard of workmanship approved by the Licensor inside the said premises. If the Licensee carries on business under a name other than its own name he shall be entitled to have that name displayed as aforesaid but the Licensee shall not be entitled to change the business name without previous written consent of the Licensor and without prejudice to the foregoing the Licensor may in connection with any application for consent under this Clause require the Licensee to produce such evidence as it may think fit to show that no breach of the provision(s) hereof forbidding sub-licensing or assignment of licence has taken place or is about to take place.

User	5.8	(a)	Not to use, permit or suffer the said premises or any part thereof to be used for any purpose other than such as are specified in the Second Schedule hereto and the Licensee shall obtain any licence approval or permit required by any Governmental or other competent authority in connection with the use or occupation of the said premises by the Licensee prior to the commencement of the Licensee’s business and to maintain the same in full force during the licence period and shall conduct therein only such business undertakings which are duly authorised licensed approved or permitted as aforesaid and to comply in all respects with the conditions terms and regulations relating to such business or imposed on the granting of the licence and/or approval and/or permit in respect thereof.

		(b)

Not to permit any person to remain in the said premises overnight without the prior written permission of the Licensor such permission shall only be given to enable the Licensee to post watchman to look after the contents of the said premises which shall not be used as sleeping quarters or as domestic premises within the meaning of any ordinance for the time being in force.

Illegal or Immoral Use	5.9	Not to use or cause or permit or suffer the said premises or any part thereof to be used for gambling or for any illegal or immoral or improper purposes.

Unlawful or Dangerous Goods	5.10

Not to keep or store or permit or suffer or cause to be kept or stored in the said premises any unlawful goods or any arms, ammunition, gunpowder, salt-petre, petroleum, liquefied petroleum gas, butane gas, kerosene or other explosive or combustible substance or dangerous, hazardous or prohibited goods within the meaning of the Dangerous Goods Ordinance (Cap.295) and the regulations made thereunder or any statutory modification or re-enactment thereof from time to time in force and to fully indemnify the Licensor against all actions, costs, claims and demands in respect of any breach or non-observance of this provision.

Obstructions	5.11

Not to park in obstruct or otherwise use nor permit to be parked in obstructed or otherwise used by any employee agent contractor invitee or licensee of the Licensee those areas (if any) of the said building allocated to parking the movement of or access for vehicles or designated as loading/unloading areas other than in accordance with the regulations made from time to time by the manager of the said building or the provisions of the Deed or the car park rules (if any). Not to use or cause or permit or suffer the entrances, lobbies, staircases, landings, corridors, passages, driveways and other common areas to be used for loitering or eating and not to place or leave or encumber or obstruct or permit or suffer to be placed or left or encumbered or obstructed with any boxes, furniture, articles, dust bins, chattels, goods, packaging, rubbish or other obstruction of any kind or nature any of the entrances, staircases, corridors, landings, passages, lobbies, driveways or other common areas and the Licensor and its authorised representatives shall be entitled without notice and at the Licensee’s expense to remove and dispose of as they see fit any such material aforesaid and the Licensor and its authorised representatives shall not thereby incur any liability to the Licensee or any other person whomsoever and the Licensee shall fully indemnify the Licensor against all loss, claims, damages or expenses as against the Licensor in respect thereof.

Prevention of Odours	5.12	Not to cause or permit or suffer any offensive or unusual odours or noxious smells which shall be offensive or unusual to be produced upon, permeate through or emanate from the said premises.

Animals, Pets	5.13	Not to keep or permit or suffer to be kept any animals or pets inside the said premises.

Sub-licensing, Assigning	5.14	Not to assign, sub-license, part with the possession of or transfer the said premises or any part thereof in any way nor permit or suffer any arrangement or transaction whether by way of sub-licensing, lending, sharing or other means whereby any person or persons not a party to this Agreement obtains the use, possession, occupation or enjoyment of the said premises or any part thereof irrespective of whether any monetary or other consideration is given therefor and in the event of any such transfer, sub-licensing, lending, sharing, assignment or parting with the possession of the said premises this Agreement shall absolutely determine at the option of the Licensor and the Licensee shall forthwith vacate the said premises on notice to that effect from the Licensor. The licence hereby created shall be personal to the Licensee named in this Agreement and without in any way limiting the generality of the foregoing the following acts and events shall be deemed to be breaches of this Clause :-

		(a) In the case of the Licensee being a partnership, the change in such partnership whether on the death or retirement of an existing partner or otherwise.

		(b) In the case of the Licensee being a corporation, any take-over, reconstruction, amalgamation, merger, voluntary liquidation or change in the person or persons who owns or own a majority of its voting shares or who otherwise has or have effective control thereof.

		(c)	In the case of the Licensee being an individual, the death, insanity or disability of the Licensee to the intent that no right to use, possess, occupy or enjoy the said premises or any part thereof shall vest in the executors, administrators, personal representatives, next of kin, trustee or receiver of the Licensee.

		(d)	The change of the Licensee’s name without the previous written approval of the Licensor.

		(e)	The giving by the Licensee of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use, possess, occupy or enjoy the said premises or any part thereof or does in fact use, possess, occupy or enjoy the same.

Breach of Government Lease or Deed of Mutual Covenant	5.15	Not to do or permit or suffer to be done any act, deed, matter or thing whatsoever which amounts to a breach of any of the provisions, terms, conditions and covenants of the Government Lease or Conditions under which the said Lot is held from the Government or of the Deed affecting the said building and to fully indemnify the Licensor against the consequences of any such breach.

Breach of Insurance Policy	5.16	Not to do or permit or suffer or cause to be done any act, deed, matter or thing whatsoever whereby the policy or policies of insurance on the said building or the said premises or any part or parts thereof against loss or damage by fire and/or other insurable perils and/or claims by or liabilities to third parties for the time being in force may be rendered void or voidable or whereby the rate of premium thereon may be increased Provided that if as the result of any act, deed, matter or thing done, permitted, suffered or caused by the Licensee or occupier of the said premises, the premium on any such policy or policies of insurance shall be increased the Licensor shall be entitled without prejudice to any other remedy hereunder to recover from the Licensee the amount of any such increase and the Licensee shall forthwith repay to the Licensor on demand all sums paid by the Licensor by way of increased or additional premium thereon and all expenses incurred by the Licensor in and about any renewal of such policy or policies arising from or rendered necessary by such breach and in the event of the said premises or the said building or any part or parts thereof being damaged or destroyed by fire or other insurable cause at any time and the insurance money under any insurance against fire or other such cause effected thereon being wholly or partially irrecoverable by reason solely or in part of the Licensee’s act or default then and in every such case to forthwith pay to the Licensor the whole or (as the case may require) a fair proportion of the cost of completely rebuilding or reinstating the same.

Aerials	5.17	Not to erect any aerial on the roofs or walls of the said building or within the said premises and not to interfere with, remove, dismantle or alter those common aerials (if any) of the said building.

Air-conditioning	5.18	Not without the prior written consent of the Licensor to install air-conditioning facilities in addition to such facilities as are provided by the Licensor and to take all possible measures to prevent excessive noise, condensation or dripping onto any part of the said building in respect of all such air-conditioning facilities of the said premises.

Use of Common Areas	5.19	Not to use the common areas and the common services and facilities of the said building save and except in accordance with the directions of the Licensor or the manager of the said building or their authorised representatives or the general rules or the car park rules or the club rules (if any).

Food Restriction	5.20

Not to allow the delivery of food or food containers to and from the said premises except by means of the service lift or through the designated service passage(s)/route(s) by the Licensor or the manager of the said building and, if the business of the Licensee to be carried on in the said premises not being restaurant or other food outlet, not to cook, prepare or consume any food on or in the said premises except preparation and consumption of light meals or refreshments by the Licensee and/or the Licensee’s employees or guests provided that such light meals or refreshments shall not be consumed within any retail areas of the said premises or within sight of customers and/or the public.

Locks	5.21	Not, without the previous written consent of the Licensor, to alter the existing locks bolts and fittings on the entrance doors to the said premises and not to install any additional locks bolts or fittings thereon.

Sale Of Liquor	5.22	Not to sell or supply any beer wine spirits liquor or alcohol except in compliance with the terms of the regulations under which the relevant licence is granted in respect of the said premises.

SECTION VI

EXCLUSIONS

	6.1	The Licensor and its agents shall not in any circumstances be liable to the Licensee, occupier or any other person whomsoever :-

Common Services and Facilities		(a)	In respect of any loss of life or loss, injury or damage to person or property or for any disruption or inconvenience caused to or sustained by the Licensee, occupier or any such other person caused by or through or in any way owing to any defect in or failure or breakdown or suspension of the lifts escalators and air- conditioning system (if any) condenser water supply system (if any) electric power and water supplies, or any other common services and facilities provided in the said building for any reason whatsoever including negligent or wrongful acts or omissions by independent contractors; or

Electricity/ Gas/ Water Supply		(b)	In respect of any loss of life or loss, injury or damage to person or property or for any disruption or inconvenience caused to or sustained by the Licensee, occupier or any such other person caused by or through or in any way owing to any failure, malfunction, explosion or suspension of the electricity or power or gas or water supply or other utility to the said building or the said premises for any reason whatsoever; or

Fire and Overflow of Water, Vermin	(c)	In respect of any loss of life or loss, injury or damage to person or property or for any disruption or inconvenience caused to or sustained by the Licensee, occupier or any such other person caused by or through or in any way owing to the escape or spread of fire, smoke or fumes or any other substance or thing or overflow or leakage of water or vibrations from anywhere within the said building or the influx of rain water or sea water into the said building or the said premises or typhoon, landslide, subsidence of the ground or the flooding or the activity of termites, roaches, mice, rats or other pests or vermin in the said building or the act neglect default or omission of the Licensees and occupiers of neighbouring premises or the defective or damaged condition of the said premises or the said building or the furnishings, fixtures and fittings therein or the dropping or falling of any article whatsoever from neighbouring premises; or

Non-enforcement	(d)	In respect of any loss or damage howsoever caused by or through any non-enforcement of the provisions of the Deed in respect of the said building and such general rules, car park rules and club rules as may from time to time be made in accordance with the provisions of the Deed or non-observance thereof by any third party; or

Security	(e)

For the security or safekeeping of the said premises or the said building or any persons or contents therein and in particular but without prejudice to the generality of the foregoing the provision by the Licensor and/or its agents of any watchman and caretaker or any mechanical or electrical alarm systems (if any) of whatever nature shall not create any obligation on the part of the Licensor as to the security of the said premises or any contents therein and the responsibility for the same shall at all times rest with the Licensee;or

Vehicles	(f)	For the security or supervision of or for any damage to or loss of vehicles or accessories or injury to persons or any damage resulting therefrom.

		And the Licensee shall indemnify and keep the Licensor fully indemnified against all claims and demands whatsoever made upon the Licensor by any servant agent employee contractor or licensee of the Licensee or any other person claiming through or under the Licensee as a result of any such loss or injury or damage aforesaid nor shall the licence fee and other charges hereinbefore mentioned or any part thereof abate or cease to be payable on account of the happening of any of the foregoing.

Exemptions Extend to Licensor’s Agent and Manager	6.2	The Licensee hereby acknowledges that the exemptions contained in this Section also extend to the Licensor’s agent(s) and the manager of the said building; or

No Duty for Licensor to Insure	6.3	Nothing in this Section shall be construed as imposing on the Licensor or the manager of the said building any duty to insure against any of the above liabilities; or

No claim for Licensor’s works	6.4	The Licensee hereby acknowledges that the Licensor and/or the manager of the said building shall have the right to carry out decoration or renovation works in the said building at such time or times as they think fit at their absolute discretion and during such period or periods of decoration or renovation works the Licensor and/or the manager of the said building shall have the absolute right to close certain part or parts of the said building and to alter suspense or cease the provision of services to certain part or parts of the said building and the Licensee further acknowledges that there shall not be any claim for any loss of business profit or earning as a result of or ancillary to such works or alteration closure suspension or cessation of services.

SECTION VII

ABATEMENT OF LICENCE FEE

Abatement	7.	If the said premises or the said building or any part thereof shall at any time during the licence period be destroyed or damaged or become inaccessible owing to fire, water, storm, typhoon, defective construction, white ants, earthquake, subsidence of the ground, act of God, force majeure or any calamity or cause beyond the control of the Licensor or the Licensee and not attributable directly or indirectly to any act or default or neglect or omission of the Licensee his servants agents employees contractors or licensees so as to be rendered unfit for use and occupation or inaccessible and the policy or policies of insurance for such risk effected by the Licensor shall not have been vitiated or payment of the policy moneys refused in whole or in part in consequence of any act or default or neglect or omission of the Licensee or if at any time during the continuance of this Agreement the said premises or the said building shall be condemned as a dangerous structure or a demolition order or closing order shall become operative in respect of the said premises or the said building the happening of which is not attributable directly or indirectly to any act or default or neglect or omission of the Licensee his servants agents employees contractors or licensees then the licence fee hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained or order made shall after the expiration of the then current calendar month be suspended until the said premises or the said building shall have been reinstated or again be rendered accessible and fit for use and occupation PROVIDED THAT the Licensor shall be under no obligation to repair or reinstate the said premises or the said building if in its opinion it is not reasonably economical or practicable so to do and PROVIDED FURTHER THAT in circumstances when the whole or substantially the whole of the said premises has been rendered inaccessible or unfit for use and occupation and should the said premises not have been reinstated or rendered accessible in the meantime either the Licensor or the Licensee may at any time after three (6) months from the occurrence of such damage or destruction or order give to the other of them notice in writing to determine this Agreement and thereupon the same and everything herein contained shall cease and be void as from the date of the occurrence of such damage or destruction or order or of the said premises becoming inaccessible or unfit for use and occupation but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of the agreements, stipulations, terms and conditions herein contained or of the Licensor in respect of the licence fee or other charges payable hereunder prior to the occurrence of such damage or destruction or order.

SECTION VIII

DEFAULT

	8.	It is hereby further expressly agreed and declared as follows :-

Default	8.1	If the licence fee and/or other charges payable hereunder or any part thereof shall be unpaid for fifteen (15) days after the same shall have become payable (whether legally or formally demanded or not) or if the Licensee shall fail or neglect to observe or perform any of the agreements, stipulations or conditions herein contained and on the Licensee’s part to be observed and performed or if the Licensee shall stop or suspend payment of its debts or be unable to or admit inability to pay its debts as they fall due or enter into any scheme of arrangement with its creditors or have an encumbrance take possession of any of its assets or in circumstances in which the Licensor shall have reasonable grounds to believe that the ability of the Licensee to pay the licence fee and other charges hereby reserved and to observe and perform its obligations under this Agreement shall have been prejudiced or put at risk or have a receiving order made against it or in such circumstances as aforesaid fail to satisfy any judgment that may be given in any action against it after final appeal or if the Licensee shall become bankrupt or being a corporation shall go into liquidation or if any petition shall be filed for the winding up of the Licensee or if the Licensee shall otherwise become insolvent or make any composition or arrangement with creditors or shall suffer any execution to be levied on the said premises or otherwise on the Licensee’s goods or the Licensee continues to cause unnecessary annoyance inconvenience or disturbance to the Licensor after warning in writing has been served by the Licensor on the Licensee then and in any such case it shall be lawful for the Licensor at any time thereafter to re-enter on and upon the said premises or any part thereof in the name of the whole whereupon this Agreement shall absolutely cease and determine but without prejudice to any right of action by the Licensor in respect of any outstanding breach or non- observance or non-performance by the Licensee of any of the agreements, stipulations and conditions herein contained and on the Licensee’s part to be observed and performed and to the Licensor’s right to deduct all loss and damage thereby incurred from the deposit paid by the Licensee in accordance with Section IX hereof and without prejudice to the generality of the foregoing the Licensor shall also be entitled to forbid such defaulting Licensee and its agents employees servants licensees and visitors from using the services and amenities of the said premises and/or the said building until such default or breach has been rectified and the Licensor and/or the manager of the said building shall not incur any liability to the Licensee for any loss or damage suffered by the Licensee as a result thereof provided always that the rights and remedies given to the Licensor hereunder shall be deemed cumulative remedies and shall not prejudice any right of action or any remedy of the Licensor for the recovery of any licence fee and/or other moneys due to the Licensor from the Licensee.

Exercise of Rights	8.2	A written notice served by the Licensor on the Licensee in manner hereinafter mentioned to the effect that the Licensor thereby exercises the power of determination and/or re-entry herein contained shall be a full and sufficient exercise of such power without physical entry on the part of the Licensor notwithstanding any statutory or common law provision to the contrary. All costs and expenses incurred by the Licensor in demanding payment of the licence fee and other charges payable hereunder (if the Licensor elects to demand) and in exercising its rights and/or remedies or in attempting to do so shall be paid by the Licensee and shall be recoverable from the Licensee as a debt.

Acceptance of Licence Fee	8.3	Acceptance by the Licensor of licence fee and/or interest and/or other charges payable by the Licensee hereunder shall not be deemed to operate as a waiver by the Licensor of any right to proceed against the Licensee in respect of any breach, non-observance or non-performance by the Licensee of any of the agreements, stipulations, terms and conditions herein contained and on the Licensee’s part to be observed and performed notwithstanding any rule of law or equity to the contrary.

Acts of Contractors, Guests, Servants, Agents, Licensees and Visitors	8.4	For the purpose of this Agreement, any act, default, neglect or omission of any servant, agent, family member, guest, visitor, employee, contractor or licensee (as hereinbefore defined) of the Licensee or occupier of the said premises shall be deemed to be the act, default, neglect or omission of the Licensee.

SECTION IX

DEPOSIT

Deposit	9.1	The Licensee shall on the signing hereof and before it shall be entitled to enter into the said premises at the commencement of the licence period and at such other times (if any) during the licence period deposit and maintain with the Licensor the sum or sums specified in Part VII of the First Schedule hereto (hereinafter referred to as “the said deposit”) to secure the due observance and performance by the Licensee of the agreements, stipulations, terms and conditions herein contained and on the Licensee’s part to be observed and performed. The said deposit shall be retained by the Licensor throughout the licence period and the currency of this Agreement free of any interest to the Licensee with the right for the Licensor (without prejudice to any other rights or remedy hereunder) to deduct therefrom the amount of any licence fee and other charges payable hereunder and any costs expenses loss or damage sustained by the Licensor as a result of any non-observance or non performance by the Licensee of any of the said agreement, stipulations obligations or conditions, in which event the Licensee shall as a condition precedent to the continuation of the licence period forthwith on demand by the Licensor deposit with the Licensor the amount so deducted and if the Licensee shall fail so to do the Licensor shall forthwith be entitled to determine this Agreement but without prejudice to any right of action by the Licensor in respect of any aforementioned outstanding breach or non-observance or non-performance by the Licensee.

Increase of Deposit	9.2	Should increase in licence fee during the licence period be provided for herein or should the Licensee’s share of the service and management charges (if payable by the Licensee hereunder) be increased, the Licensee shall upon such increase becoming applicable pay to the Licensor by way of an increase in the said deposit a sum proportional to the said increase in licence fee and/or service and management charges in order to restore the ratio of the said deposit to the licence fee plus the Licensee’s share of the service and management charges to that previously subsisting and the payment of such increase shall be a condition precedent to the continuation of this Agreement.

Repayment of Deposit	9.3	Subject as aforesaid a sum equivalent to the amount of the said deposit shall be refunded to the Licensee by the Licensor without interest within forty-five (45) days after the expiration of this Agreement and the delivery of vacant possession of the said premises to the Licensor and after the settlement of the last outstanding claim by the Licensor against the Licensee in respect of any arrears of licence fee and other charges and any breach, non-observance or non-performance of any of the agreements, stipulations, terms and conditions herein contained and on the part of the Licensee to be observed and performed whichever shall be the later. For the avoidance of doubt, the parties hereto declare and acknowledge that the said deposit is not paid over and held hereunder as a trust property and/or upon any trust, express or implied, that the said deposit needs not be segregated from other monies of the Licensor.

Deposit Not Licence Fee	9.4	In no event shall the Licensee be entitled to treat payment of the said deposit as payment of the licence fee and other charges hereby reserved.

Transfer of Deposit	9.5	The Licensee hereby expressly agrees, consents and authorises the Licensor to transfer the said deposit paid under this Agreement to the new owner(s) or the purchaser(s) (as the case may be) of the said premises in the event of the Licensor assigning or selling the said premises to new owner(s) or purchaser(s) at any time during the continuance of this Agreement subject to and with the benefit of this Agreement. If the Licensor elects to procure the new owner(s) or the purchaser(s) (as the case may be) to undertake in favour of the Licensee to refund the said deposit to the Licensee in accordance with the terms and conditions of this Agreement whereupon the Licensor’s obligation to refund the said deposit herein contained shall be determined and discharged. Further but without prejudice to the generality of the aforesaid, the Licensee shall within seven (7) days upon request being made by the Licensor and at the costs and expense of the Licensor (if both parties shall retain the same solicitors), or each party shall pay its own solicitors costs and expense (if separately represented), enter into an agreement or memorandum with the Licensor and/or the new owner(s) or the purchaser(s) (as the case may be) to effectuate the purpose as aforesaid.

SECTION X

INTERPRETATION AND MISCELLANEOUS

Condonation Not a Waiver	10.1	No condoning, excusing, giving of time or overlooking by the Licensor of any default, breach or non-observance or non-performance by the Licensee at any time or times of any of the Licensee’s agreements, stipulations, terms, conditions and obligations herein contained shall operate as a waiver of the Licensor’s rights hereunder in respect of any continuing or subsequent default, breach or non-observance or non performance or so as to defeat or affect in any way the rights and remedies of the Licensor hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Licensor shall be inferred from or implied by anything done or omitted by the Licensor unless expressed in writing and signed by the Licensor. Any consent given by the Licensor shall operate as a consent only for the particular matter to which it relates and in no way shall be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Licensor in the future in respect of similar or other matters unless expressly so provided.

Definition of Common Areas and Common Services and Facilities	10.2	(a)	The common areas referred to in this Agreement shall mean the following :-
		(i)	Such parts of the said building as may be designated under the Deed in respect of the said building as common areas for use in common by the co-owners for the time being of the said building; and

		(ii)	Such other parts of the said building as may from time to time and at any time be so designated by the Licensor and/or the manager of the said building;

		(b)	The common services and facilities referred to in this Agreement shall mean the following:-

			(i)	Such services and facilities as may be designated under the Deed in respect of the said building as common services and facilities for the use in common by or benefit of the co-owners for the time being of the said building; and

			(ii)	Such other services and facilities within the said building as may from time to time and at any time be so designated by the Licensor and/or the manager of the said building;

Provided always that the Licensor and/or the manager of the said building shall also have the full and unrestricted right and power from time to time and at any time without the same constituting an actual or constructive eviction of the Licensee and without incurring any liability to the Licensee therefor to designate redesignate reallocate and/or partition such part or parts of the common areas and/or the common services and facilities and (if any) the recreational areas and facilities on the said building for the use of any person or persons and at such charges (if any) as the Licensor and/or the manager of the said building may see fit and to erect install restrict and/or alter the arrangement and/or the location and/or the accessibility of the same and the Licensee shall not raise any objection thereto and shall not have any recourse or remedy in any manner whatsoever.

Name of Development	10.3	The Licensor reserves the right to name or to change or to consent to the change of the name of the said building with or to any such name or style as it may determine and at any time and from time to time to change, alter, substitute or abandon any such name or style in its absolute discretion and without compensation to the Licensee and without the same constituting an actual or constructive eviction of the Licensee and without the Licensor incurring any liability to the Licensee therefor whether for any loss, injury, damage, annoyance or inconvenience which the Licensee may suffer as a consequence of any change of name of the said building. The Licensor shall however give the Licensee, the Post Office and other relevant Government Authority(ies) reasonable notice of its intention to do as aforesaid or (as the case may be) of the aforesaid naming or change of name.

Introduction of Rules and Regulations	10.4	The Licensor or its agents and/or the manager of the said building shall be entitled from time to time and by notice in writing to the Licensee to make introduce and subsequently amend adopt or abolish if necessary such rules and regulations as they may consider proper or necessary for the management and maintenance of the said premises and/or the said building. Such rules and regulations shall be supplementary in nature and effect, and in the event of conflict the terms and conditions of this Agreement shall prevail the said rules and regulations. The Licensor shall not be liable for any loss or damage however caused arising from non-enforcement or non-observance by any third party of the said rules and regulations.

Service of Notices	10.5	Save as herein otherwise agreed and stipulated, any notice required to be served hereunder shall if to be served on the Licensee be sufficiently served if addressed to the Licensee and sent by prepaid post to or delivered at the said premises or the Licensee’s last known place of business or registered office or residence in Hong Kong and if to be served on the Licensor shall be sufficiently served if addressed to the Licensor and sent by prepaid post to or delivered at the address given in Part I of the Schedule hereto or any other address which the Licensor may notify to the Licensee from time to time. A notice sent by prepaid post shall be deemed to be given at the time and date of posting.

No Fine	10.6	The Licensee expressly declares and acknowledges that no fine, premium, key money, construction money or other consideration has been paid by the Licensee or the Licensor for the grant of this Agreement.

Exclusion of Warranties	10.7	This Agreement sets out the full agreement reached between the parties and no other representations have been made or warranties given relating to the Licensor or the Licensee or the said building or the said premises and if any such representation or warranty has been made, given or implied the same is hereby waived. The Licensee hereby declares and confirms that it has duly inspected the said premises and is fully satisfied with the current state and condition of the said premises and the furnishings (if any) and finishes therein. The parties hereto agree that the said premises will be licensed to the Licensee by the Licensor in the state and condition as at the date of the signing of this Agreement and no warranty or representation whatsoever has been given or is made by the Licensor or its agents regarding the said premises and in particular but without prejudice to the generality of the foregoing, no warranty or representation is made by the Licensor or its agents regarding the state and condition of the said premises or the said building or the furnishings (if any) or the installations and appliances therein or the user thereof.

Special Conditions	10.8	The parties hereto hereby agree that they shall respectively be bound by and entitled to the benefit of the Special Conditions (if any) contained in the Third Schedule hereto as if the same form an integral part of this Agreement, and in the event of any conflict between any of the Special Conditions and any of the provisions in the main body of this Agreement the former shall prevail.

Joint and Several Liability	10.9	Where more than one person is named as the Licensee in Part II of the First Schedule hereto all such persons shall sign this Agreement and shall be jointly and severally liable for the performance and observance of the terms, conditions and agreements contained herein and on the part of the Licensee to be performed and observed.

Genders and Plurals	10.10	In this Agreement unless the context otherwise requires words herein importing the masculine gender shall include the feminine and neuter genders and vice versa and words herein in the singular shall include the plural and vice versa and references to persons include bodies corporate and unincorporate and the term “the Licensor” shall include its agents.

Marginal Notes, Headings and Index	10.11	The marginal notes, headings and index are intended for guidance only and do not form part of this Agreement nor shall any of the provisions of this Agreement be construed or interpreted by reference thereto or in any way affected or limited thereby.

Stamp Duty and Costs	10.12	(a)	This Agreement is drafted and prepared by the Licensor, and the Licensee hereby acknowledges that it has all along been fully aware of its right to take independent advice on this Agreement, its content, meanings and effect, its completion and signing and that prior to the signing hereof at least a copy of this Agreement in its draft form has been sent to it for comment and/or agreement that the Licensee has thoroughly understood the content of this Agreement and agrees to be bound hereby at its own free will by the act of having this Agreement signed by it in case the Licensee is not legally represented hereon.

		(b)	Should the Licensee choose to be legally represented on the matter relating to this Agreement, the Licensee shall bear and pay its own legal costs and such disbursement as may be charged by its solicitors hereof and incidental hereto, unless both the Licensor and Licensee are legally represented here on by the same solicitors where the legal costs and disbursements of and incidental to the preparation, completion and signing of this Agreement shall be borne by the parties hereto in equal shares.

		(c)	Should the parties hereto be legally represented separately each party shall bear and pay its own legal costs and such disbursements as may be charged by its own solicitors hereof and incidental hereto.

		(d)	Notwithstanding and without affecting and limiting the generality of the provisions of sub-clauses (a), (b) and (c) hereinabove, the stamp duty (if any) and registration fee (if any) and other disbursements of the Licensor in connection with this Agreement and its counterpart shall be borne by the parties hereto in equal shares. Unless otherwise agreed the stamping and (if applicable) registration of this Agreement and its counterpart shall be done by or through the Licensor that upon demand by the Licensor, the Licensee shall forthwith pay to the Licensor the Licensee’s share of the stamp duty and registration fee aforesaid.

Each Provision Independent and Severable	10.13	Each and every part of the clause sub-clause term condition stipulation or provision in this Agreement, save and except otherwise specified, shall be construed as an independent and severable part of the clause, sub-clause term condition stipulation or provision in this Agreement. In the event that any part of the clause, sub-clause term condition stipulation or provision is found to be illegal invalid or unenforceable such part of the clause, sub-clause term condition stipulation or provision shall be deemed to have been severed from this Agreement and shall not affect the validity and enforceability of the other part of the clause, sub-clause, term condition stipulation or provision and the other clauses, sub-clauses terms conditions stipulations or provisions of this Agreement.

Licence Not Tenancy	10.14	It is hereby agreed between the parties hereto that this Agreement is intended to constitute a licence and not to confer any tenancy upon the Licensee and/or not to constitute any agreement therefor and that exclusive possession of the said premises is retained by the Licensor subject however to the rights and privileges hereby granted to the Licensee and subject also to the provisions of this Agreement.

Early Termination	10.15	(a)	Notwithstanding anything herein contained to the contrary, the Licensor shall be absolutely entitled to terminate this Agreement at any time during the said licence period by giving to the Licensee Thirty (30)-day notice whereof in writing to expire on any day of any calendar month;

		(b)	The Licensor shall be entitled to terminate this Agreement by giving to the Licensee Five (5)-day notice whereof in writing in the event of any breach of the terms and conditions contained in this Agreement by the Licensee; and

		(c)	The Licensor makes no representation warranty or guarantee as to the user of the said premises. If the Licensor receives any objection from any relevant Government Department(s) or Authority(ies) to the user or purpose for which the said premises is used or occupied by the Licensee and/to the licensing of the said premises to the Licensee hereunder, the Licensor shall, notwithstanding anything contained in this Agreement, be absolutely entitled to terminate this Agreement by giving to the Licensee Fifteen (15)-day notice whereof in writing to expire on any day of any calendar month, and the Licensee shall have no claims whatsoever against the Licensor therefor.

Time	10.16	The parties hereto agree that time shall in all respect be of the essence of this Agreement.

Governing Law	10.17	This Agreement shall be governed by and construed in accordance with the laws of the HKSAR and the parties hereto shall submit to the non exclusive jurisdiction of the courts of the HKSAR.

Description of Premises	10.18	The Licensor reserves the right to change the alphabetical or numerical description of the said premises to any such description name or style as the Licensor may at its sole discretion determine at any time and/or from time to time during the term of letting created hereunder without compensation to the Licensee and without the same constituting any actual or constructive eviction of the Licensee and without the Licensor in any event incurring any liability to the Licensee for any loss, injury, damage, annoyance or inconvenience which the Licensee may suffer as a consequence of any change made by the Licensor as aforesaid. The Licensor shall however give the Licensee, the Post Office and other relevant Government Authorities 3 months’ prior written notice of the aforesaid change of description of the said premises.

Rights of Third Party	10.19	(a) Save as provided in sub-clause (b) below, the Licensor and the Licensee do not intend any term of this Agreement to be enforceable pursuant to the Contracts (Rights of Third Parties) Ordinance (Cap.623) (the “Rights of Third Parties Ordinance”).

		(b) Subject to the provisions contained in this Clause, each of the following third parties (each being a “Designated Third Party”) shall have the benefit of and may enforce this Agreement pursuant to the Rights of Third Parties Ordinance:-

(i)	the manager of the said building; and

(ii)	the Licensor’s successor(s) in title and assign(s).

(c)	This Agreement may be varied from time to time or (where such right of rescission exists) rescinded without the consent of any Designated Third Party or any other person who is not a party to this Agreement and section 6(1) of the Rights of Third Parties Ordinance shall not apply to this Agreement.

IN WITNESS whereof this Agreement has been duly signed by the parties hereto the day and year first above written.

THE FIRST SCHEDULE

PART I

THE LICENSOR

SUN HUNG KAI REAL ESTATE (SALES AND LEASING) AGENCY LIMITED, whose registered office is situated at 45th Floor, Sun Hung Kai Centre, 30 Harbour Road, Wanchai, Hong Kong, Agent for the Owner of the said premises.

PART II

THE LICENSEE

HWS SPA HOLDINGS LIMITED, whose registered office is situated at 30/F., Gravity, No. 28 Hing Yip Street, Kwun Tong, Kowloon, Hong Kong.

PART III

THE SAID PREMISES

SHOP NO. A313 on LEVEL 3 of the Commercial Accommodation (herein called “the Mall”) of the development at NEW TOWN PLAZA (PHASE III) erected on Sha Tin Town Lot No.316 (herein called “the said building”), as for identification purpose only shown on the Plan attached hereto and thereon coloured Pink.

PART IV THE LICENCE PERIOD

For a period of ONE (1) YEAR commencing on 3rd day of May, 2024 and expiring on the 2nd day of May, 2025 (both days inclusive).

PART V

PARTICULARS OF LICENCE FEE

1.	The monthly licence fee (exclusive of rates, Air-Conditioning and Management Charges and promotion levy, which are payable by the Licensee) for the Licence Period shall comprise:-

(A)	The Basic Licence fee which shall be HK$96,580.00 (hereinafter referred to as “the Basic Licence Fee”) AND

(B)	(If any) The Additional Turnover Licence Fee being an amount by which 18% of the Monthly Gross Receipt(s) (as hereinafter defined) of the Licensee’s business at the said premises during and for the licence fee payable month (without any deduction) exceeds the Basic Licence Fee (hereinafter referred to as “the Additional Turnover Licence Fee”)

and notwithstanding anything contained in this Agreement the licence fee for the Licence Period payable hereunder shall be paid by the Licensee to the Licensor in the following manner.

2.	The licence fee payable as the Basic Licence Fee of any month will be paid in advance by the Licensee on the 1st day of each and every calendar month and shall not be refundable to the Licensee in any event.

3.	In the event that the Additional Turnover Licence Fee of any month becomes payable to the Licensor, the Licensee shall pay in arrear but no later than the 14th day of the following month to the Licensor the full amount of the Additional Turnover Licence Fee.

4.	The payment of the Additional Turnover Licence Fee in accordance with the provisions above shall be accompanied by separate advice (in the form of a written statement) as to the precise amount of the Monthly Gross Receipts of the Licensee’s business at the said premises during the preceding month, such advice being duly certified by the Licensee’s chief accountant(s) to be true and correct and shall be delivered to the Licensor within fourteen (14) days after the end of each month whether or not there being any Additional Turnover Licence Fee payable. For the avoidance of doubt, in the event that no Additional Turnover Licence Fee is payable for any calendar month the deficit shall not be carried forward to the next calendar month for determining the Additional Turnover Licence Fee for the next calendar month.

5.	At the close of each Accounting Period (as hereinafter defined) the Licensee will at its own costs and expenses cause its entire records for the preceding Accounting Period to be audited by the auditors appointed from time to time by the Licensee and approved by the Licensor and procure the auditors to issue a certificate as to the Monthly Gross Receipts for each calendar month of the Accounting Period in question and such certificate shall forthwith be delivered to the Licensor and in no event later than three (3) months after the close of the Accounting Period in question.

6.	Within 15 days after the delivery of the said certificate of the auditors showing the Monthly Gross Receipts for each calendar month of the Accounting Period in question, the Licensee will pay to the Licensor or the Licensor will repay to the Licensee the amount (if any) by which the licence fee as calculated by reference to the aforesaid provisions and the auditors’ certificate aforesaid exceeds or falls short of the licence fee already paid during the Accounting Period in question (as the case may be), but such adjustment shall not in any event require the Licensor to refund any of the Basic Licence Fee agreed and received by the Licensor.

7.	Notwithstanding anything herein contained and for the avoidance of doubt, the Licensee agrees and covenants that it shall still be under obligation to observe, perform and comply with the provisions of this Part V notwithstanding that at the time of any such provisions to be observed, performed and complied with by the Licensee and/or to be enforced by the Licensor this Agreement may have expired by effluxion of time or been earlier terminated pursuant to the provisions of this Agreement.

8.	The Licensor may at any time at its own expense appoint auditors or agents to check the Monthly Gross Receipts of the Licensee’s business. Furthermore, the Licensee shall install at its own expense electronic cash registers. The Licensee shall at all times permit such operation and open its books and records to the Licensor, its duly authorized agents or any such auditors or authorized agents.

9.	The Licensee shall also throughout the Licence Period keep or cause to be kept complete, accurate and true records of the Monthly Gross Receipts in each calendar month. If at any time the Licensee fails to make complete and accurate reports thereof, the Licensee acknowledges that the Licensor shall then be at liberty to make an interim assessment of the Additional Turnover Licence Fee (if any) and such interim assessment shall be deemed correct for all purposes and payment of the Additional Turnover Licence Fee will be made thereon until complete and accurate reports of the Monthly Gross Receipts have been rendered. The Licensor may make such interim assessment on such basis as the Licensor may in its absolute discretion determine.

10.	The expression “Gross Receipts” shall for the purpose of this Part V mean the gross amount of all sums billed or received in the course of the Licensee’s business conducted at the said premises including but not limited to the sums billed or received for any sundry items and/or food and/or drinks sold at the said premises and/or all goods and services of whatsoever kind and description provided within or through or out of the said premises and all other income of whatsoever kind and description deriving from or in respect of the said premises including sales of souvenirs and all sums received by way of service charges Provided That:-

(a)	every sale on credit terms or on an instalment basis shall be deemed to be a sale for the full cash price at the date when the same is made irrespective of the time or times at which the Licensee receives payment;

(b)	every deposit by a customer shall be included in the Gross Receipts at the time of receipt and shall only be deducted if and when repaid;

(c)	in calculating the amount of the Monthly Gross Receipts no deduction shall be made for bad or doubtful debts or (in the case of transactions paid by credit card) discounts or commissions payable by the Licensee to the provider of the credit;

(d)	the full agreed price of any item of the goods or merchandises that the Licensee sells in the said premises traded or bartered out in the said premises for goods shall be included in the Gross Receipts disregarding the agreed value of the goods so traded or bartered in AND, if any, the top-up payment to be made by either party of the goods trading in issue;

(e)	purchase tax and any similar sales or excise tax (if any) imposed directly on the Licensee in respect of the supply of goods or services shall be included in the Monthly Gross Receipts but only to the extent that such tax is actually paid or accounted for by the Licensee to the taxing authority;

	(f)	(if the Licensee’s business in the said premises includes or involves (inter alia) redemption of cash, gift, festive product or other coupons (irrespective of where such coupons are sold and purchased or given and obtained) at the said premises for goods, service or money) the total value of the goods, service or money redeemed in the said premises as aforesaid shall, notwithstanding anything said hereinabove, be included in the Gross Receipts and then shall submit to the Licensor periodically as aforesaid a separate statement or account for any or all of the said business activities.

	(g)	The value of the goods collected and the service redeemed or utilized in the said premises as purchased or ordered online or via internet or other non-traditional means shall be included in the Gross Receipts, and in such connection the Licensee shall, together with the submission of the monthly statement as aforesaid, submit to the Licensor full and detailed record of the above said collection and/or redemption; and

	(h)	In respect of the goods and service which is/are ordered in another location of the Licensee’s business conducting the same business that the Licensee is carrying on in the said premises (hereinafter called “the place of order”) but is/are collected or redeemed or utilized in the said premises, the value thereof (less, if any, the deposit paid upon the order therefor in the place of order) payable upon collection or redemption or use in the said premises shall be included in the Gross Receipts, and in such connection the Licensee shall, together with the submission of the monthly statement as aforesaid, submit to the Licensor full and detailed record of the above said collection and/or redemption and/or use.

11.	The expression “Accounting Period” shall for the purpose of this Part V mean the period from 1st January to 31st December (both days inclusive) in each year save that the first Accounting Period shall be the period from the date upon which licence fee commences to be payable to 31st December in the same year (both days inclusive) and the last Accounting Period shall be the period from 1st January in the last year of the Licence Period to the date of expiration or earlier determination of the Licence Period (both days inclusive).

PART VI

AIR-CONDITIONING AND MANAGEMENT CHARGES

The monthly Air-Conditioning and Management Charges at the making hereof is HK$8,068.82, which shall be subject to revision prior to the actual commencement of and during the Licence Period and in accordance with the provisions of this Agreement.

PART VII

THE SAID DEPOSIT

LICENCE FEE DEPOSIT	HK$ 386,320.00
AIR-CONDITIONING AND MANAGEMENT CHARGES	HK.$ 32,275.28
TOTAL	HK$ 418,595.28

(being 4 months’ Licence Fee and 4 months’ Air-Conditioning and Management Charges)

PART VIII

NORMAL BUSINESS HOURS

From 10:00 a.m. to 10:00 p.m. daily. The Licensor reserves the right to alter or amend the said business hours from time to time and to such extent as the Licensor shall in its discretion deem appropriate or necessary.

PART IX

AMOUNT OF INSURANCE

(a)	Not less than HK$20,000,000.00 in the case of the said premises being operated as a restaurant or food outlet or in the case of the said premises being not less than 5,000 square feet; or

(b)	Not less than HK$10,000,000.00 in the case of the said premises being operated other than as a restaurant or food outlet AND being less than 5,000 square feet.

PART X

PROMOTION LEVY

HK$1,536.50 per month at the making hereof, subject to revision prior to the commencement of and during the said licence period and in accordance with the provision of this Agreement.

THE SECOND SCHEDULE

USER

Restricted to use for retail sale and display of hair care, skincare and cosmetic products and related accessories under the brand name of “Pitanium” and under the trade name and style of “Pitanium” only but for no other purpose whatsoever.

THE THIRD SCHEDULE

SPECIAL CONDITIONS

1.	The Licensee is entitled to a licence fee-free period of TWENTY ONE (21) days from (and inclusive of) the actual Licence Commencement Date for the purpose of decoration and/or renovation of the said premises (but for the avoidance of doubt, the Licensee shall pay all other charges payable hereunder during the said licence fee-free period).

2.	The Licensee shall observe and comply with the “Design and Fitting-out Guide” and other relevant rules or requirements imposed by the Licensor or the manager of the said building for the carrying out of the Fitting Out Works, if any, for and to the said premises. The Licensor is entitled from time to time to amend and/or alter the content of the said general requirements as it deems appropriate or necessary without further notice to the Licensee.

3.	(a)	The said premises will be handed over to the Licensee in an “as is” state and condition together with the provisions as particularly set out in the Letter of Acknowledgement the Licensee shall sign simultaneously with this Agreement. The Licensee shall at its own costs and to the Licensor’s satisfaction reinstate all alteration and additional work by it and deliver up vacant possession of the said premises to the Licensor in an “original” state and condition upon expiration or sooner determination of the licence period. The Licensor shall have the absolute discretion on retaining the transparent shutter (if any) upon expiration or sooner determination of the licence without any reimbursement or similar payment therefor to the Licensee.

	(b)	The Licensee acknowledges that the existing licensee of the said premises has not delivered vacant possession of the said premises to the Licensor, and the Licensee agrees that this Agreement shall be subject to the Licensor being able to deliver vacant possession of the said premises to the Licensee on the aforesaid agreed commencement date of the said licence period. It is mutually agreed that if the Licensor cannot handover the said premises to the Licensee on the aforesaid agreed commencement date of the said licence period for whatever reason, the Licensor is entitled to, by notice whereof in writing to the Licensee at any time prior to the said agreed commencement date, postpone the commencement of the said licence period for a period of not exceeding three (3) months (but with right of the Licensor to demand the Licensee to take earlier possession of the said premises at any time within the said postponement period by giving to the Licensee a 3-day notice whereof in writing), for which the Licensee shall have no claim whatsoever against the Licensor. If the Licensor cannot handover the said premises to the Licensee before the expiry of the said postponement period for whatever reason, the Licensor is entitled to rescind the letting of the said premises hereunder by giving notice thereof in writing to the Licensee. Upon such rescission, the Licensor shall return to the Licensee all deposit(s) paid without interest, costs or compensation and the Licensee shall have no claim whatsoever against the Licensor.

4.	The Licensor makes no representation warranty or guarantee as to the user of the said premises. If the Licensor receives any objection to the user or purpose for which the said premises is used or occupied by the Licensee, the Licensor shall, notwithstanding anything contained in this Agreement, be absolutely entitled to terminate this Agreement by giving to the Licensee not less than Seven (7) days notice whereof in writing, and the Licensee shall have no claims whatsoever against the Licensor therefor.

5.	(a)	The Licensor is required to use the shopfront (as coloured yellow on the plan attached hereto) as “Showcase(s)” and to maintain the shopfront display in the manner as a first class commercial complex throughout the said term. For the avoidance of doubt, any obstructions of view along the said shopfront and/or installation of storeroom/changing room/blinds or the like to block up or cover up the same are strictly prohibited. If the Licensee fails to alter the shopfront display to the satisfaction of the Licensor within 14 days after receipt of the Licensor’s notice, the Licensor is entitled (but not obliged) to terminate this Agreement and forfeit the said deposit and to re-enter the said premises but without prejudice to the right of action by the Licensor in respect of any outstanding breach or non-observance or non-performance by the Licensee of any of the terms of this Agreement resulting for any loss and damage that the Licensor may sustain not being set off by the deposit paid hereunder.

	(b)	The layout of the shopfront area shall be designed by the Licensee in low range of fittings and fixtures which cannot exceed 1000 mm in height, and will not block the visibility among shopfronts (as coloured yellow on the plan attached hereto) and common corridors.

(c)	The Licensee shall keep the shopfront of the said premises lit from 09:00 a.m. to 11:00 p.m. daily throughout the said term and shall install a timer to control the lighting at its own cost in order to minimize inconvenience/darkness to the neighboring.

(d)	The Licensee undertakes not to obstruct the area under the fire shutter, if any (as coloured blue on the plan attached hereto), at anytime throughout the said term. The Licensee shall take into consideration the said requirement as its detailed design of the layout of the said premises.

(e)	The Licensee shall not block and shall keep clear at all time throughout the said term the exit door(s), if any (as coloured green on the plan attached hereto), as an emergency exit.

(f)	The Licensee shall keep the entrance(s) (if any) (as coloured orange on the plan attached hereto) open for public access during the normal business hours of the said building set forth in Part VIII of the First Schedule hereto throughout the said term.

6.	The Licensee agrees that any delay in submitting or resubmitting fitting-out proposals and plans which are unsatisfactory to the Licensor shall not entitle the Licensee to claim for any extension of licence fee-free period fitting-out period.

7.	The electricity charges for the said premises shall be borne by the Licensee solely. The Licensee shall obtain the Licensor’s prior written approval for the schedule and routing of all M&E works which are to be carried out outside the said premises. Such works shall be carried out under the instruction of the Management Office of the said building.

8.	NO box, trolley or tray especially those bearing brand name and/or logo can be placed immediately on and/or along the shopfront glass panel and/or near the entrance of the said premises.

9.	The Licensee shall obey and comply with all rules and regulations adopted by the Licensor or the manager of the said building.

10.	Touting with loud voice causing nuisance or annoyance to the Licensees or occupiers of adjacent premises or to users and customers of the same or to the Licensor is strictly prohibited.

11.	Bargain sale of merchandise at/or near the shopfront of the said premises in particular with the use of trolleys or boxes is strictly prohibited.

12.	Directory/display stand is not allowed to be put outside the said premises.

13.	Installation of cockloft in the said premises is strictly prohibited.

14.	The Licensee undertakes not to put merchandise, rubbish, boxes or other articles outside the said premises at anytime throughout the licence period.

15.	The Licensor shall not be liable for any loss of property at the said premises.

16.	The Licensee acknowledges that:-

(a)	the Licensor has the right to carry out renovation and/or alteration and/or addition work within, outside and/or above the said building; and

(b)	there will be fitting out works carried out by the Licensor and/or other tenants of the Mall (including but not limited to the adding, removing, relocating, modifying or otherwise change of common corridors, staircases, escalators, lifts, toilets, fountain (if any), arcade ceiling, glass shopfront and/or door, and M/E works, etc.) during the licence period which might cause inconvenience to tenants in the arcade and that the Licensee hereby agrees that the Licensee shall have no claims whatsoever against the Licensor or its agent(s) therefor.

17.	The Licensee shall indemnify and keep indemnified the Licensor against all actions, suits liabilities, costs claims, demands, expenses and losses (whether financial or otherwise) whatsoever and howsoever arising directly or indirectly out of any breach of the terms and conditions hereof and/or out of or in connection with the occupation and use of the said premises by the Licensee including but not limited to:-

(a)	all liabilities arising out of the negligence of any person not a party to this Agreement;

(b)	all liabilities on the part of the Licensor under the Occupiers Liability Ordinance (Cap.314); and

(c)	any damage caused to the said premises or any adjacent or adjoining land and the other part(s) of the said building where such damage has arisen out of any use of the said premises or any work or activities carried out on the said premises by the Licensee whether such use, activities, or work are in compliance with the terms and conditions hereof or in breach thereof.

18.	The Licensee shall keep the said premises open for business at all times of the year during the normal business hours set forth in Part VIII of the First Schedule hereto and any suspension of the Licensee’s business for a period of more than three (3) consecutive days without the Licensor’s consent shall constitute a material breach of this provision entitling the Licensor to determine this Agreement.

19.	Without prejudice or affecting the generality of the provisions herein regarding the fitting-out and/or reinstatement works of the said premises, and if the Licensee wishes to, subject to the Licensor’s prior consent, re-fit out and renovate the said premises, the Licensee agrees to erect a hoarding with full height graphic design sticker covering the same to hoard up the entirety of the said premises (“the said Hoarding”) at its own costs and expenses and to the Licensor’s satisfaction forthwith upon the commencement and/or expiry/termination of the said term and during the course of the fitting-out and/or re-fit out and/or reinstatement works of the said premises, failing which the Licensor shall be entitled to without first seeking the Licensee’s consent to do the said Hoarding but at the sole costs and expenses of the Licensee, which costs and expenses shall be fully reimbursed by the Licensee to the Licensor within Seven (7) days from the written demand therefor, failing which the Licensor shall be entitled to treat such unpaid costs and expenses as a debt under this Agreement and to set off the same by deduction from the said deposit. For the avoidance of doubt, the Licensor is not obliged to demolish the said Hoarding, and the same shall be done by the Licensee at its own cost and expenses and upon the approval of the Licensor.

20.	The Licensee shall adopt an open shopfront design at the shopfront of the said premises as coloured yellow on the plan attached hereto, which design shall be subject to the prior written approval by the Licensor. For the avoidance of doubt, the Licensee acknowledges and agrees that there will be no wall, glass panel and/or door provided by the Licensor at the said premises boundary as coloured yellow on the plan attached hereto and the Licensee should treat this area as open shopfront. The Licensee further agrees that if there is any conflict between this condition and the other terms of this Agreement this condition shall prevail.

21.	The Licensor shall have the right to name and re-name the Mall as in its sole discretion deemed fit and desirable, to which the Licensee shall have no objection whatsoever. The Licensee further agrees that upon being notified by the Licensor or its agent of the name or the new name of the Mall the Licensee shall adopt such name or new name as the name of the Mall when stating the address or location of the Licensee’s business in the said premises in and on all the promotion and advertising and introductory means and/or materials (e.g. leaflet, print advertisements, press releases and any other means of advertising), and the Licensee shall state and include the name or new name of the Mall in and on all such said means and materials.

22.	(a)	Notwithstanding anything contained in this Agreement, the Licensor shall have the right (but not obliged) to terminate this Agreement at any time of the Licence Period by giving not less than THIRTY (30) days’ notice in writing (such notice of termination may expire at any time) to the Licensee.

	(b)	On the expiry of the said notice of termination, everything contained in this Agreement shall cease and be void and the Licensee shall immediately deliver up vacant possession of the said premises to the Licensor in accordance with Clause 3.24 of the Licence Agreement. The Licensee shall not be entitled to claim against the Licensor for any compensation for the loss of goodwill or business, damages or any costs and expenses incurred by the Licensee whatsoever but any such termination shall be without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of any covenants agreements stipulations terms or conditions herein contained.

	(c)	The Licensee shall not be entitled to any claim against the Licensor for any damages or compensation or any relief against such extinguishment.

23.	The Licensee agrees and undertakes that notwithstanding any other provisions herein contained in this Agreement, the Licensee shall:-

(a)	submit the required fitting out plans to the Licensor before the commencement of the Licence Period for the Licensor’s approval;

(b)	commence the fitting out works upon receipt of the Licensors’ approval and in any event within three days from the commencement of the Licence Period; and

(c)	start to operate his business in the said premises within one month from the commencement of the Licence Period.

If the Licensee shall fail to perform and observe any of the above conditions, the Licensor shall be absolutely entitled to serve notice in writing to the Licensee to require the Licensee to perform and observe the above conditions within seven (7) days from the date of the said notice, failing which the Licensor shall be absolutely entitled to serve on the Licensee seven (7) days’ notice in writing to terminate this Agreement, and upon expiration of the said notice this Agreement shall cease absolutely and the Licensor shall re-enter and repossess the said premises free from any rights or interest of the Licensee but without prejudice to any rights or remedies that may have accrued to the Licensor against the Licensee in respect of any antecedent breach of condition or other term of this Agreement, including the breach in respect of which the termination is made. Upon termination of this Agreement all deposits paid by the Licensee shall be applied to set off such loss and damage that the Licensor may suffer or may have suffered as the result of the said breach(es) and the Licensor shall be entitled to re license the said premises to other party or parties on such terms and conditions as it may deem appropriate without prejudice to the Licensor’s rights to recover from the Licensee any loss and damages that it may sustain. In the event of the Licensee failing to perform any of the conditions above, as an alternative to serving the abovesaid notice to terminate this Agreement as aforesaid, the Licensor shall be entitled to take proceedings to enforce specific performance of this Agreement by the Licensee.

24.	Notwithstanding anything said herein, the Licensee agrees to extend the operation of it business and keep the shopfront of the said premises lit on the following days until the specified business closing hours as appended herein below:-

Business Closing Hours

a.	Christmas’ Eve	Not earlier than 12:00 midnight of the following day.
b.	New Year’s Eve	Not earlier than 12:00 midnight of the following day.
c.	Chinese New Year’s Eve	Not earlier than 12:30 a.m. of the following day.

Failure to comply with the above condition shall constitute a material breach of this Agreement entitling the Licensor to early terminate this Agreement.

25.	Notwithstanding anything herein contained to the contrary, the Licensee agrees to and shall pay to the Licensor the Basic Licence Fee, Additional Turnover Licence Fee (if any), air-conditioning and management charges, promotion levy (if any), rates and all other charges, fees and interest payable by the Licensee to the Licensor hereunder (“the Required Payments”) by bank autopay. In such connection, the Licensee shall, prior to the actual commencement of the said term, fill in and complete in accordance with the Licensor’s or its agent’s direction, duly sign and return to the Licensor or its agent the bank autopay or direct debit authorization form(s) (prescribed and provided by the Licensor’s or its agent’s banker) (“the Authorization”) provided by the Licensor or its agent, and further agrees that:-

(a)	it shall not vary cancel terminate or withdraw the Authorization without the Licensor’s or its agent’s consent in writing PROVIDED THAT the Licensee shall be entitled to cancel terminate and withdraw the Authorization without the Licensor’s or its agent’s consent upon expiry of Forty-five (45) days after the expiry or termination of the letting hereunder subject strictly to there being at that time no Required Payment(s) or arrears thereof unpaid or remaining unpaid;

(b)	prior to the actual commencement of the above said bank auto pay arrangement under the Authorization the Licensor or its agent shall be entitled to demand the Licensee to, and the Licensee shall so do, pay the Required Payments in cash or by cheque(s), banker’s standing order(s) or direct debit(s);

(c)	on default of the payment of the Required Payments (or any item(s) thereof) by way of the abovesaid bank autopay the Licensor or its agent shall be entitled (but not obliged) to demand the Licensee to, and the Licensee shall so do, pay the Required Payments (or any items thereof) in arrears in cash or by cheque(s), banker’s standing order(s) or direct debit(s), and the Licensor shall have right to charge by way of additional rent interest at such rate as stipulated and in such manner as provided in the relevant clause(s) hereof (or of the formal tenancy agreement herein if this document is a confirmation of tenancy or equivalent); and

(d)	the Licensor or its agent shall, if they consider necessary, be absolutely entitled to demand the Licensee to, and the Licensee shall so do, fill in, complete, sign and return to the Licensor or its agent afresh bank autopay or direct debit authorization form(s) or the equivalent request(s) to replace the Authorization.

26.	The Licensee agrees to make available to its customers in the said premises more options for payment, and in such connection the Licensee shall use its best endeavor to, at its own costs and risk(s), adopt, install, maintain and cause to be operative during the said term, in addition to whatever method(s) of payment it intends to use in the said premises during the said term, at least FOUR (4) of such mobile payment systems/devices currently available for use in Hong Kong to achieve and serve the abovesaid purpose. Failure on the part of the Licensee to perform this Special Condition shall constitute a breach of this Agreement entitling (but not obliging) the Licensor to early terminate this licence by giving not less than seven (7) days’ prior notice thereof in writing to the Licensee.

27.	Notwithstanding anything aforesaid in this Agreement, the Licensee acknowledges that the Licensor is entitled to by giving reasonable prior notice to the Licensee, for the purpose of compliance of any order(s) and/or direction(s) issued by relevant Government authorities in respect of the said premises during the said term, enter into the said premises for carrying out alteration and/or demolition works at the said premises which may result in the making of noise and vibration and emission of dust and other substances and other forms of disturbance and such works will be carried out by the Licensor and/or its authorized agents or contractors which may cause inconvenience to the Licensee and that the Licensee hereby agrees that it shall not make any complaint and shall not be entitled to any abatement of rent or any claims/compensation of whatsoever nature against the Licensor or its agent(s) or the manager of the said building in relation to the said works.

28.	Notwithstanding anything aforesaid in this Agreement, each party shall bear its own legal costs, but the disbursements incurred by the Licensee herein, the stamp duty hereon (if any) and/or any adjudication fee shall be borne by the Licensee solely.

THE FOURTH SCHEDULE

EXCEPTIONS AND RESERVATIONS

1.	The right of free and uninterrupted passage egress from and ingress to the common services of the said building as are in or under above or through the said premises to install, affix, erect or permit to be installed, affixed or erected any aerial(s), transmitter(s) or other telecommunication cable(s) wiring(s) or equipment above the false ceiling or otherwise over or under the said premises and the Licensee shall permit the Licensor and/or the manager of the said building and their authorized agent(s) or contractor(s) (with or without tools and materials and workmen) to enter the said premises to install affix erect maintain repair replace or renew such aerial(s) transmitter(s) cable(s) wiring(s) or equipment at all reasonable time but upon prior appointment and shall not remove, alter, tamper or otherwise cause damage to such aerial(s) transmitter(s) cable(s) wiring(s) or equipment at the said premises and shall indemnify the Licensor against all such claims demands actions proceedings loss or damages costs expenses arising from the breach of aforesaid provision by the Licensee.

2.	The right to erect or permit or suffer there to be erected any building structure or thing on any other part of the said building or the land and/or building(s) adjoining or neighbouring the said building notwithstanding that such building may diminish interfere with obstruct or affect the amenity of the said premises the access of light or air to the said premises or any easement, privilege or right whatsoever enjoyed by the said premises.

3.	(a)	The right to remove, cancel, relocate or otherwise change or carry out any alteration or addition or other works to the common areas (including but not limited to entrances, passages, corridors and staircases) and common facilities (including but not limited to lifts, escalators and toilets) of the said building and such other part or parts of the said building (other than the said premises) from time to time and in such manner as the Licensor may in its absolute discretion deem fit without the same constituting an actual or constructive eviction of the Licensee and without incurring any liability whatsoever to the Licensee therefor. In particular, the Licensor hereby expressly reserves the right at any time and at its sole discretion to renovate or refurbish the commercial/retail accommodation of the said building and to change, alter, amend, vary, add to and relocate the layout of the commercial/retail accommodation including but not limited to the external walls, entrance lobbies, staircases, landings, passages, corridors, toilets, lifts and escalators and to carry out works to effect such renovation, refurbishment, change, alteration, amendment, variation, addition and re-location Provided that the size of the said premises shall not be affected or reduced in any way And Provided further that the Licensee shall not be entitled to object to the renovation, refurbishment, change, alteration, amendment, variation, addition, re-location or any works thereof and shall have no right of action or claim for compensation whatsoever in connection with any matters arising from this Clause.

	(b)	The right, subject to the Deed, to provide and install a public address system throughout the common areas and to play relay or broadcast or permit any other person to play relay or broadcast recorded music or public announcement therein.

4.	The right of free and uninterrupted passage running and transmission of water, soil, gas, electricity and of all other services or supplies through such conduits, sprinklers, wires, cables, watercourses, sewers, flues, gutters and other associated apparatus and similar items, ductworks, pipeworks and hose reel (“the conduits”) now or may after the date of this Agreement be in the said premises and serving or capable of serving other parts of the said building or the land and/or building(s) adjoining or neighbouring the said building together with the right to enter upon the said premises at reasonable times and upon prior appointment to inspect repair maintain replace renew alter improve or remove any such conduits or to lay any new conduits in the said premises, such works to be carried out with all due care and expedition causing as little damage or disturbance as possible and making good all damages caused thereby to the said premises.

5.	The right of shelter protection and support from the said premises for any other part of the said building.

6.	All easements, quasi-easements, privileges and rights whatsoever now enjoyed by other parts of the said building in, under, over or in respect of the said premises as if such parts of the said building and the said premises had at all times heretofore been in separate ownership and occupation and such matters had been acquired by prescription or formal grant.

SIGNED by Chow Shuk Man Judy,	)
)
the authorized person of Sun Hung Kai Real	)
)
Estate (Sales and Leasing) Agency Limited,	)
)
the Agent for the Licensor, whose signature	)
)
is verified by:-)

signed by	)
)
LIVANA YOUNG YUENYI	)
)
(being the person(s) duly authorized and	)
)
approved by the Board of Directors of the	)
)
Licensee) for and on behalf of the Licensee	)
)
in the presence of :-)

NAME: TWINSEN FUNG TING ON (Holder of Hong Kong Identity Card No.	)

RECEIVED the day and year first above written of and from	)
)
the Licensee the sum of HONG KONG DOLLARS FOUR	)
	)	HK$418,595.28
HUNDRED EIGHTEEN THOUSAND FIVE HUNDRED	)
)
NINETY FIVE AND CENTS TWENTY EIGHT ONLY	)
)
being the deposit above expressed to be paid by the Licensee	)
)
to the Licensor.	)

F&B A330
F&B A326
F&B A325
F&B A329
A327
A328
A328A
A315
A312
F&B A311
A307
A308-A309
A310
A323A
A323
A322
A321
A320
A319
A318
Kiosk A313A
A317
A316
A314
A313
yellow
A306
A305A
A305
A304A
A304
F&B A363
A331
F&B A363A
F&B A364
F&B A332
F&B A333
F&B A334
A362
A361
Kiosk A361A
A359-360
A358
A356
A355
A354
A353
A352
A351C
A351B
A351A
A303
A302
A301
A365
A366
A366A
A367
A368
A369
A357 & A370
A371
A372
A373
A374
A375
A376
A376A
A377
A350
A335
A336
A336A
A337
A338
A339
A340
A341
A342
A343A
A343
A344
A345
A346
A347
A348
A349
EX. FOOTBRIDGE

New Town Plaza - Phase 3 (S.T.T.L. 316) Level 3 Floor Plan

(For identification purpose only)

(Floor layout is strictly subject to changes at the landlord's ultimate determination and the final approval of all relevant government authorities)

L:\12_Rent\Floor Plan\NTP3\UPDATE\A-316-3f.dwg* Scale 1:500 / Paper Size = a3 / Date : 28 Feb 2024